                                                                     Exhibit 2.1

--------------------------------------------------------------------------------


                           ASSET PURCHASE AGREEMENT


                                     among


                           BORDEN FOODS CORPORATION,


                             BFC INVESTMENTS, L.P.


                                      and


                           EAGLE FAMILY FOODS, INC.



                         Dated as of November 24, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
1    SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.........................  2
     1.1  Sale of Assets..................................................  2
     1.2  Assets..........................................................  3
     1.3  Excluded Assets.................................................  8
     1.4  Assumed Liabilities............................................. 11
     1.5  Excluded Liabilities............................................ 12

2    PURCHASE PRICE AND ADJUSTMENTS....................................... 15
     2.1  Purchase Price.................................................. 15
     2.2  Inventory Adjustments........................................... 17
     2.3  Proration of Payroll and Real and Personal Property Taxes....... 19

3    REPRESENTATIONS AND WARRANTIES OF BFC................................ 20
     3.1  Corporate Existence............................................. 20
     3.2  Corporate Authority............................................. 21
     3.3  Governmental Approvals; Consents................................ 22
     3.4  Financial Statements............................................ 22
     3.5  Absence of Changes.............................................. 23
     3.6  Real and Personal Properties.................................... 25
     3.7  Contracts....................................................... 29
     3.8  Litigation, Agencies............................................ 30
     3.9  Intangible Property Rights...................................... 31
     3.10 Insurance....................................................... 35
     3.11 Tax Matters..................................................... 35
     3.12 Employment and Benefits......................................... 36
     3.13 Compliance with Laws............................................ 38
     3.14 Finders; Brokers................................................ 39
     3.15 Environmental Matters........................................... 39
     3.16 Product Guaranty................................................ 42
     3.17 Machinery....................................................... 43
     3.18 Product Recalls................................................. 43
     3.19 Customers and Suppliers......................................... 43
     3.20 [Intentionally Omitted]......................................... 44
     3.21 No Undisclosed Liabilities...................................... 44
     3.22 Entire Business................................................. 44
     3.23 No Other Representations or Warranties.......................... 45
     3.24 Expiration of Representations and Warranties.................... 45

4    REPRESENTATIONS OF BUYER............................................. 45
     4.1  Corporate Existence............................................. 45
     4.2  Corporate Authority............................................. 46
     4.3  Governmental Approvals; Consents................................ 47
     4.4  Finders; Brokers................................................ 47

                                                                         Page
                                                                         ----
     4.5  Financial Capacity.............................................. 47
     4.6  No Other Representations or Warranties.......................... 48
     4.7  Expiration of Representations and Warranties.................... 48

5    AGREEMENTS OF BUYER.................................................. 48
     5.1  Operation of the Business....................................... 48
     5.2  Investigation of Business....................................... 51
     5.3  Mutual Cooperation; No Inconsistent Action...................... 52
     5.4  Public Disclosures.............................................. 53
     5.5  Access to Records and Personnel................................. 54
     5.6  License Agreements and Transactions............................. 55
     5.7  Employee Relations and Benefits................................. 56
     5.8  Product Shipment and Inventory Reconciliation................... 63
     5.9  "As Is" Condition............................................... 64
     5.10 Non-Solicitation................................................ 64
     5.11 [Intentionally Omitted]......................................... 65
     5.12 Financing....................................................... 65
     5.13 Consumer Claims and Complaints.................................. 66
     5.14 Promotion/Pricing Allowance..................................... 66
     5.15 Administration of Accounts; Customer Inquiries.................. 67
     5.16 Services Agreement.............................................. 68
     5.17 Puerto Rico Distributor Agreement............................... 68
     5.18 Canadian Copack and Distribution Agreements..................... 69
     5.19 Covenant Not to Compete......................................... 69
     5.20 Confidentiality................................................. 73
     5.21 Acquisition of Rights to Confidentiality........................ 74
     5.22 Certain Restrictions............................................ 74

6    CONDITIONS........................................................... 75
     6.1  Conditions Precedent to Obligations of Buyer, BFC and BFC
          Investments..................................................... 75
     6.2  Conditions Precedent to Obligation of BFC and BFC Investments... 75
     6.3  Conditions Precedent to Obligation of Buyer..................... 77

7    CLOSING.............................................................. 79
     7.1  Closing Date.................................................... 79
     7.2  Buyer Deliveries................................................ 79
     7.3  BFC Deliveries.................................................. 79

8    INDEMNIFICATION...................................................... 80
     8.1  Indemnification by BFC.......................................... 80
     8.2  Indemnification by Buyer........................................ 84
     8.3  Indemnification Calculations.................................... 86

                                                                         Page
                                                                         ----
9    TERMINATION.......................................................... 88
     9.1  Termination Events.............................................. 88
     9.2  Effect of Termination........................................... 89

10   ALTERNATIVE DISPUTE RESOLUTION....................................... 89

11   MISCELLANEOUS AGREEMENTS OF THE PARTIES.............................. 90
     11.1  Notices........................................................ 90
     11.2  Bulk Transfers................................................. 91
     11.3  Transaction Taxes.............................................. 91
     11.4  Further Assurances; Asset Returns.............................. 92
     11.5  Other Covenants................................................ 92
     11.6  Expenses....................................................... 93
     11.7  Non-Assignability.............................................. 93
     11.8  Amendment; Waiver.............................................. 93
     11.9  Schedules and Exhibits......................................... 94
     11.10 Third Parties.................................................. 95
     11.11 Governing Law.................................................. 95
     11.12 Consent to Jurisdiction........................................ 95
     11.13 Certain Definitions............................................ 96
     11.14 Entire Agreement............................................... 97
     11.15 Specific Performance........................................... 97
     11.16 Section Headings; Table of Contents............................ 97
     11.17 Severability................................................... 98
     11.18 Counterparts................................................... 98

                                    Exhibits

EXHIBIT A    -    Financing Letters and Equity Letter

EXHIBIT B-1  -    Form of BFC Investments Assignment

EXHIBIT B-2  -    Form of BFC Assignment

EXHIBIT C    -    Form of Borden License Agreement

EXHIBIT D    -    Form of Buyer's License Agreement

EXHIBIT E    -    Form of Services Agreement

EXHIBIT F    -    Form of Puerto Rico Distributor Agreement

EXHIBIT G    -    Term Sheets for Canadian Agreements

EXHIBIT H    -    Form of Assumption Agreement

EXHIBIT I    -    Form of Opinion of Willkie Farr & Gallagher

EXHIBIT J    -    Form of Bill of Sale

EXHIBIT K    -    Form of Opinion of General Counsel of BFC

EXHIBIT L    -    Form of Opinion of Simpson Thacher & Bartlett

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of November 24, 1997 (hereinafter "Agreement"), among BORDEN FOODS CORPORATION, a Delaware corporation ("BFC"),
----------                                                             ---
EAGLE FAMILY FOODS, INC., a Delaware corporation ("Buyer"), and, solely for
                                                   -----
purposes of Sections 1.1(b), 1.2(b), 1.3(b), 1.4, 1.5, 2.1, 5.4, 5.6, 6.2, 7.3
and 11.4 hereof, BFC INVESTMENTS, L.P., a Delaware limited partnership ("BFC
                                                                         ---
Investments").
-----------

                             W I T N E S S E T H:

     WHEREAS, BFC and BFC Investments, directly or through their affiliates, are collectively engaged, in part, in the business of developing, manufacturing, marketing, distributing and selling in the United States (excluding Puerto Rico) and Canada sweetened condensed milk sold under the Eagle Brand name, powdered non-dairy creamer sold under the Cremora brand name, canned egg nog sold under the Borden brand name, shelf-stable juice sold under the ReaLemon/ReaLime brand names, mincemeat sold under the None Such brand name, and acid-neutralized instant coffee sold under the Kava brand name and, in the case of certain of the foregoing brands, under other related names (which business is hereinafter referred to as the "Business") (provided that, subject to the terms and
                    --------
conditions of this Agreement and the license agreements referred to herein, the foregoing definition of the Business shall not be deemed to be a limitation on Buyer's ability to expand the Business outside of the United States and Canada); and

     WHEREAS, Buyer desires to purchase from BFC and BFC Investments, and BFC and BFC Investments desire to sell or to cause their affiliates to sell to Buyer, the BFC Assets and the BFC Investments Assets (each as defined below), and in connection therewith Buyer is willing to assume the Assumed Liabilities (as defined below) (collectively, the "Purchase"), upon the terms and subject to the conditions of
                    --------
this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:


1    SALE OF ASSETS AND ASSUMPTION OF LIABILITIES
     --------------------------------------------

     1.1  Sale of Assets.
          --------------
     (a)  Sale of BFC Assets.  Subject to the satisfaction or waiver of the
          ------------------
conditions set forth in this Agreement, at the Closing and as of the Closing Date, as these terms are defined in Section 7.1 hereof, BFC shall, and shall cause its affiliates to, sell, assign, transfer, convey and deliver to Buyer free and clear of any lien or other encumbrance other than Permitted Liens (as hereinafter defined), and Buyer shall purchase, all of the assets, rights, properties, claims, contracts and business of BFC and its affiliates which are principally utilized in the Business as of the Closing Date, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, other than the Excluded BFC Assets (as defined in
Section 1.3(a) hereof) (the "BFC Assets"), provided, however, that the BFC
                             ----------    --------  -------
Assets shall not include any BFC Investments Assets (as defined in Section 1.1(b)). As of the Closing, risk of loss as to the BFC Assets shall pass from BFC and its affiliates to Buyer.

     (b)  Sale of BFC Investments Assets.  Subject to the satisfaction or waiver
          ------------------------------
of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, BFC Investments shall sell, assign, transfer, convey and deliver to Buyer free and clear of any lien or other encumbrance other than Permitted Liens, and Buyer shall purchase, all of the assets, rights, properties, claims, contracts and business of BFC Investments which are principally utilized in the Business as of the Closing Date, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, other than the Excluded BFC Investment Assets (as defined in
Section 1.3(b) hereof) (the "BFC Investments Assets"; and together with the BFC
                             ----------------------
Assets, the "Assets").  As of the Closing, risk of loss as to the BFC
             ------
Investments Assets shall pass from BFC Investments to Buyer.

     1.2  Assets.
          ------
     (a)  BFC Assets.  The BFC Assets to be purchased by Buyer at the Closing
          ----------
include, without limitation, the following:

          (i)  BFC Real Property.  All BFC Real Property (as defined in Section
               -----------------
3.6(b)) described on Part 1 of Schedule 3.6(a)(i) hereto, including all
                               ------------------
buildings, structures and other improvements situated thereon (individually referred to as a "Facility" and collectively, the "Facilities"), and all of
                  --------                         ----------
BFC's right, title and interest in all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads and appurtenances pertaining to or accruing to the benefit of such property, in each case subject to the exceptions described on Schedule 3.6(a)(ii) hereto.
                                                 -------------------

          (ii)  Machinery and Equipment.  All machinery (including Tetrapak
                -----------------------
machinery and laboratory equipment), vehicles, computers, equipment, furniture, fixtures, supplies and other items of personal property reflected in the balance sheet included within the 1997 Audited Financial Statements (as defined in
Section 3.4(b)), with additions thereto in the ordinary course of business (net of dispositions, (x) prior to the date hereof, which do not cause Section 3.5 to be untrue and (y) on or after the date hereof, which do not violate Section 5.1(b)), and all replacements for any of the foregoing, which are located at the Facilities on the Closing Date or otherwise principally used in or related to the Business as of the Closing Date, whether or not such assets have a book value (the "Machinery"), and all warranties and guarantees, if any, express or implied,
 ---------
existing for the benefit of BFC in connection with the Machinery, to the extent transferable.

          (iii)  Intangible Property.
                 -------------------

                 (A)  Patent Rights. All right, title and interest of BFC and
                      -------------
its affiliates in all patentable inventions, discoveries, improvements, ideas and know-how and all unexpired domestic and foreign patents and patent applications, as well as all reissues, divisionals, continuations and continuation-in-part applications and any patents issuing thereon and all renewals and extensions thereof, and all license agreements and other agreements which relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein, used principally in connection with the Business and described on Schedule 3.9(a)(i) hereto in all territories
                                   ------------------
worldwide other than, in the case of any such right, title or interest relating to powdered non-dairy creamer sold under the Cremora brand name and related names, in those territories set forth on Schedule 1.3(a)(i), and claims or
                                         ------------------
causes of action arising out of or related to infringement or misappropriation of any Patent Rights (as defined in Section 3.9(a));

                 (B)  Trademark Rights. All right, title and interest of BFC and
                      ----------------
its affiliates in (i) all trademarks, service marks and all registrations and applications pertaining thereto (including all documents or files pertaining thereto), trade names and any logos associated therewith; (ii) any and all licenses or other rights to use trademarks owned by others and (iii) any trade dress associated with the Business, and any translations, adaptations, derivations or combinations of any of the items indicated in clauses (i) and
(ii) above, in each case described in clauses (i) through (iii) as used principally in connection with the Business and described on Schedule 1.2(a)(iii)(B) or Schedule 3.9(b)(i) hereto in all
                 -----------------------    ------------------
territories worldwide other than, in the case of any such right, title or interest relating to powdered non-dairy creamer sold under the Cremora brand name and related names, in those territories set forth on Schedule 1.3(a)(i),
                                                          ------------------
together with the goodwill associated therewith and claims or causes of action arising out of or related to infringement or misappropriation of any Trademark Rights (as defined in Section 3.9(b));

                 (C)  Copyrights.  All right, title and interest of BFC and its
                      ----------
affiliates in all copyrights, copyright registrations, copyright applications (pertaining thereto) and all licenses or other rights to use the copyrights of others, in each case used principally in connection with the Business and described on Schedule 3.9(c)(i) hereto in all territories worldwide other than,
             ------------------
in the case of any such right, title or interest relating to powdered non-dairy creamer sold under the Cremora brand name and related names, in those territories set forth on Schedule 1.3(a)(i), and claims or causes of action
                         ------------------
arising out of or related to infringement or misappropriation of any Copyright Rights (as defined in Section 3.9(c));

                 (D)  Technology.  All right, title and interest of BFC and its
                      ----------
affiliates in the Technology (as defined in Section 3.9(a)) as of the Closing Date other than, in the case of any such right, title or interest relating to powdered non-dairy creamer sold under the Cremora brand name and related names, in those territories set forth on Schedule 1.3(a)(i);
                                  ------------------

                 (E)  Other. All right, title and interest of BFC and its
                      -----
affiliates in all material domain names and registrations or applications for registration thereof used principally in connection with the Business and described on Schedule 3.9(d) hereto in all territories worldwide and claims or
             ---------------
causes of action arising out of or related to infringement or misappropriation of any Internet Rights (as defined in Section 3.9(d)); and

                 (F)   New Products. All right, title and interest of BFC and
                       ------------
its affiliates in all products in development as of the Closing Date, including all right, title and interest of BFC and its affiliates in all intangible rights associated therewith, relating principally to or arising principally out of the Business.

          (iv)   Contracts.  All Contracts (as defined in Section 3.7(a)) to
                 ---------
which BFC is a party or by which BFC is bound, as of the Closing Date, including, without limitation, the BFC Leases (as defined in Section 3.6(b)).

          (v)    Licenses and Permits.  To the extent transferable, all Licenses
                 --------------------
and Permits (as defined in Section 3.13) owned or used by BFC as of the Closing Date and which relate principally to the operation of the Business.

          (vi)   Inventories.  The finished products (other than finished
                 -----------
products that have been billed and are being held for customers' accounts) principally related to the Business and owned or shipped (to the extent owned) by BFC on the Closing Date and all work-in-process, raw materials and packaging materials used in connection therewith, principally related to the Business and owned by BFC on the Closing Date, including returns of inventory following the Closing Date, provided, however, that BFC shall remain liable for any and all
              --------  -------
credits or refunds due to customers that return any inventory to the extent specified in Section 1.5(f).

          (vii)  Business Information; Files and Records. All business
                 ---------------------------------------
information, management systems (to the extent transferable), books, archival materials, files and records, whether in hard copy or magnetic format, but only to the extent still in existence, relating principally to the operation of the Business, including, without limitation, advertising, print and radio/television commercials, sales promotion materials, point of sale and shelf merchandising materials, marketing and sales programs, market research, technical research, business and strategic plans, customer, supplier/alternative supplier and co-packer files and lists, consumer communications, equipment maintenance records and warranty information, plant plans, specifications and drawings, product and raw material specifications, manufacturing procedures and processes, recipes (both for manufacturing and home or end-user use of products), trade secrets and customer specifications and all files relating to Transferred Employees, correspondence with federal, state and local governmental agencies relating to the operation of the Business and related files and records of BFC, other than tax returns and correspondence relating to Taxes.

          (viii) Phone Numbers, etc. To the extent transferable, all telephone
                 ------------------
numbers (e.g., toll free numbers), fax numbers and similar numbers or addresses relating principally to the Business.

          (ix)   Other BFC Assets.  All other assets (other than Excluded BFC
                 ----------------
Assets) principally utilized in the Business and owned by BFC included in (A) the Financial Statements (as defined in Section 3.4), to the extent still in existence on the Closing Date, and (B) the Closing Statement (as defined in Section 2.2(c)) including, in each case, all goodwill associated with any of the items listed in (i) through (viii) above and clauses (A) and (B) of this clause
(ix).

          (b)    BFC Investments Assets.  The BFC Investments Assets to be
                 ----------------------
purchased by Buyer at the Closing consist of all of BFC Investments' right, title and interest in (i) all trademarks, service marks and all registrations and applications pertaining thereto (including all documents or files pertaining thereto), trade names and any logos associated therewith; (ii) any and all licenses or other rights to use trademarks owned by others and (iii) any trade dress associated with the Business and any translations, adaptations, derivations or combinations of any of the items indicated in clauses (i) or (ii) above, in each case described in clauses (i) through (iii) as used principally in connection with the Business and described on Schedule 3.9(b)(i) hereto in
                                                 ------------------
all territories worldwide other than, in the case of any such right, title or interest relating to powdered non-dairy creamer sold under the Cremora brand name and related names, those set forth on Schedule 1.3(a)(i), together with the
                                           ------------------
goodwill associated therewith and claims or causes of action arising out of or related to infringement or misappropriation thereof.

     1.3  Excluded Assets.
          ---------------

          (a)     Excluded BFC Assets. It is expressly agreed that BFC will
                  -------------------
retain and Buyer will not acquire the following assets (the "Excluded BFC
                                                             ------------
Assets"):
------

            (i)   Non-Acquired Assets. The assets utilized by BFC principally in
                  -------------------
connection with businesses other than the Business or used principally by BFC at plants or distribution facilities which are not owned or used by BFC principally in the operation of the Business.

            (ii)  Cash and Cash Equivalents. Cash and cash equivalents,
                  -------------------------
including, without limitation, bank deposits, investments in so-called "money market" funds, commercial paper funds, certificates of deposit, Treasury Bills and accrued interest thereon, other than any of the foregoing to the extent arising out of the operation of the Business on or after the Closing Date.

            (iii) Tax Refunds. Any refunds or credits (including interest
                  -----------
thereon or claims therefor) with respect to any Taxes (as defined in Section 3.11) that are Excluded Liabilities.

            (iv)  Insurance Contracts.  Any contracts of insurance in respect of
                  -------------------
the Business; and any reimbursement for, or other benefit associated with prepaid insurance, and any rights associated with any prepaid expense for which Buyer will not receive the benefit after the Closing Date, including without limitation any insurance proceeds with respect to events occurring prior to the Closing Date, to the extent BFC assumes or retains the cost of any such event or indemnifies Buyer with respect to such event.

            (v)   Excluded Information Systems.  Any information systems of the
                  ----------------------------
Business identified in Schedule 1.3 (a)(v).
                       -------------------

            (vi)  Employee Benefit Assets.  Any assets relating to the Benefit
                  -----------------------
Plans (as defined in Section 3.12(b)).

            (vii) Transferred or Disposed Assets.  Any assets transferred or
                  ------------------------------
otherwise disposed of by BFC in the ordinary course of the Business prior to the Closing and not in violation of this Agreement, or with Buyer's prior written consent.

            (viii) BFC Trademarks.  (i) All trademarks, service marks and trade
                   --------------
names of BFC and its affiliates incorporating the word "Borden", "Meadow Gold" or "Elsie" and any logos related thereto or used in connection therewith including; (ii) any translations, adaptations, derivations or combinations of any of the items indicated in (i); and (iii) all goodwill associated with any of the items indicated in (i) and (ii).

            (ix)  Certain Cremora Assets. All of BFC's right, title and interest
                  ----------------------
in the intangible property described in Section 1.2(a)(iii) relating to powdered non-dairy creamer sold under the Cremora brand name and related names in those territories set forth on Schedule 1.3(a)(i).
                         ------------------

            (x)    Excluded Receivables.  The accounts receivables and other
                   --------------------
receivables of the Business including without limitation, the receivables set forth on Schedule 1.3(a)(x), but excluding the accounts receivables and other
         ------------------
receivables of the Business arising on or after the Closing Date.

            (xi)   Affiliate Contracts.  All Contracts between BFC and any
                   -------------------
affiliate of BFC (other than any portfolio company of an investment fund organized by Kohlberg Kravis Roberts & Co., except Borden, Inc. ("Borden")),
                                                                  ------
except for Contracts contemplated by this Agreement, Contracts listed on
Schedule 1.3(a)(xi) or Contracts for the purchase of inventory or raw materials.
-------------------

            (xii)  UPC Number. Any manufacturer's identification number included
                   ----------
in a Universal Product Code number, provided, however, that Buyer shall be able
                                    --------  -------
to sell finished goods inventory existing as of the Closing Date, use any packaging existing as of the Closing Date or resell any returned inventory containing the manufacturer's identification number used by BFC.

            (xiii) Other Excluded BFC Assets.  Such other specific assets used
                   -------------------------
in the Business as are listed on Schedule 1.3(a)(xiii).
                                 ---------------------

     (b)    Excluded BFC Investments Assets.  It is expressly agreed that BFC
            -------------------------------
Investments will retain and Buyer will not acquire (except pursuant to the License Agreement referred to in Section 5.6(a)) any interest in (i) all trademarks, service marks and trade names of BFC Investments and its affiliates incorporating the word "Borden", "Meadow Gold" or "Elsie" and any logos related thereto or used in connection therewith including; (ii) any translations, adaptations, derivations or combinations of any of the items indicated in (i); and

(iii) all goodwill associated with any of the items indicated in (i) and (ii) (the "Excluded BFC Investments Assets"; and together with the Excluded BFC
      -------------------------------
Assets, the "Excluded Assets").
             ---------------

     1.4  Assumed Liabilities.  On the Closing Date, Buyer assumes and agrees to
          -------------------
pay, perform and discharge when due, all debts, liabilities and obligations whatsoever, other than Excluded Liabilities (as defined below) of BFC and BFC Investments, arising out of or pertaining principally to the Business or the Assets whether arising before or after the Closing, and whether known or unknown, fixed or contingent, to the extent the same are unpaid, undelivered or unperformed on the Closing Date, including, but not limited to, the following:

          (a) all liabilities of the Business (other than Excluded Liabilities) included in the Financial Statements, to the extent they are still in existence on the Closing Date including the notes thereto, and all liabilities incurred in the ordinary course of the Business subsequent to the date of the most recent Financial Statements;

          (b) all debts, obligations and liabilities in respect of the Business or the Assets arising or incurred by Buyer on and after the Closing Date;

          (c) all debts, obligations and liabilities which arise on account of Buyer's operation of the Business, the use of the Assets, and/or sale of any products manufactured and/or sold by Buyer on and after the Closing Date;

          (d) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations arising out of or related principally to the Business or that otherwise arise out of or are related to the Assets;

          (e) all obligations and liabilities of BFC and BFC Investments under the Contracts including the BFC Leases and Licenses and Permits, but only to the extent the foregoing are validly assigned to Buyer, provided, that Contracts set
                                                  --------
     forth on Schedule 3.7(b) shall not be assigned to Buyer without Buyer's
              ---------------
     consent (which may be withheld in Buyer's sole discretion);

          (f) all workers' compensation, product liability, automobile liability and general liability claims of BFC relating principally to the Business which occurred prior to the Closing Date, or any incident arising prior to the Closing Date which results in any such claims after the Closing Date;

          (g) all obligations and liabilities of BFC arising as a result of at anytime being the owner, occupant of, or the operator of the activities conducted at any of the BFC Real Properties, including all obligations and liabilities relating to personal injury, property damage and Environmental Liability (as defined in Section 3.15);

          (h)  all obligations and liabilities assumed by Buyer pursuant to
     Section 5.7 hereof;

          (i) all obligations and liabilities of BFC and BFC Investments for Taxes owed in respect of the Business assumed by Buyer pursuant to Sections
     2.3 or 11.3 hereof; and

          (j) all other liabilities and obligations of BFC and BFC Investments arising principally out of or related principally to the Business or the Assets (the debts, liabilities and obligations described in this Section 1.4, collectively, the "Assumed Liabilities").
                             -------------------

     1.5  Excluded Liabilities.
          --------------------

     It is expressly agreed that BFC and BFC Investments will retain and Buyer shall not assume, or in any way be liable or responsible for, any of the following liabilities of BFC or the Business (the "Excluded Liabilities"):
                                                   --------------------

          (a) all obligations and liabilities principally arising out of or relating to the Excluded Assets;

          (b) all debts, liabilities or obligations of BFC and BFC Investments that do not arise out of or are not principally related to the Business;

          (c)  all obligations and liabilities of BFC retained pursuant to
Section 5.7 hereof;

          (d) all trade payables, trade promotion or pricing allowances (other than liabilities relating to returns and coupons and sales incentives payable to brokers and Sun Hing, but including slotting allowances) and all liabilities for broker commissions earned based on sales prior to the Closing Date, in each case which would be reflected as a liability on a balance sheet of BFC prepared in accordance with generally accepted accounting principles as of the Closing Date, provided, however, that with respect to any particular trade promotion or
--------  -------
pricing allowance, such liability shall be an Excluded Liability only if BFC shall have shipped inventory to the applicable customer in connection with such trade promotion or pricing allowance prior to the Closing Date;

          (e) all liabilities relating to coupons "dropped" by BFC prior to the earlier of the Closing Date and January 1, 1998, but only to the extent such coupons are received by Buyer for redemption prior to June 30, 1998;

          (f) any liability for credits or refunds due to customers resulting from any bona fide return of inventory prior to the 60th day following the Closing Date (or, in the case of returns of mincemeat or egg nog, June 30,
1998), provided, however, that the amount of the liability which is an Excluded
       --------  -------
Liability shall be limited to the amount in excess of inventory standard cost with respect to any such saleable inventory (x) with an expiration date that is more than 90 days following the date such inventory is returned (or, in the case of returns of mincemeat or egg nog, with an expiration date that is after December 31, 1998) and (y) which, when combined with Buyer's then existing inventory, does not constitute an amount of inventory in excess of the amount reasonably expected to be sold during the 12 month period following such return date;

          (g) all obligations and liabilities relating to sales incentives payable to brokers to the extent based on sales prior to January 1, 1998 and all obligation and liabilities relating to sales volume incentives under BFC's arrangements with Sun Hing to the extent based on sales prior to January 1, 1998;

          (h) any liability or obligation of BFC owing to any stockholder, subsidiary or affiliate thereof (other than any portfolio company of an investment fund organized by Kohlberg Kravis Roberts & Co., except Borden), other than liabilities or obligations for the purchase of inventory or raw materials;

          (i) any liabilities related to (i) income Taxes of any of BFC or BFC Investments (ii) except to the extent provided under Sections 2.3 or 11.3, Taxes attributable to the transfer of the Assets pursuant to this Agreement, (iii) all other Taxes relating to the Business and attributable to periods ending prior to the Closing Date, (iv) all other Taxes not attributable to the Business and (v) Taxes of any other Person pursuant to an agreement or otherwise; and

          (j) any other obligations and liabilities for which BFC and BFC Investments have expressly assumed responsibility pursuant to this Agreement.

2    PURCHASE PRICE AND ADJUSTMENTS
     ------------------------------

     2.1  Purchase Price.
          --------------

          (a) The total consideration to be paid by Buyer for the Business pursuant to this Agreement shall be:

               (i) Forty Million Dollars ($40,000,000), subject to the adjustments as provided in Section 2.2, payable to BFC in respect of the BFC Assets (other than goodwill, going concern value and other intangibles) (the "BFC Purchase Price");
           ------------------

               (ii) Three Hundred Forty-Seven Million Five Hundred Thousand Dollars ($347,500,000) payable to BFC (for itself and as agent for BFC Investments, Borden, BDH Two, Inc. ("BDH") and/or Borden Foods Investments
                                          ---
     Corporation), in respect of (A) the BFC Investments Assets, (B) the Assignments (as defined in Section 5.6(a)) by BFC Investments and BFC, respectively, of their rights under the Trademark License Agreement dated October 1, 1996, between Borden and BFC Investments and the Trademark License Agreement dated October 1, 1996, between BFC Investments and BFC (collectively, the "Existing License Agreements") relating to the
                         ---------------------------
     trademarks listed in the appendices to the Borden License Agreement (as defined in Section 5.6(a)), (C) subsequent to the termination of the Existing License Agreements (as to the portions thereof which shall have been assigned pursuant to the Assignments), the execution and delivery of the Borden License Agreement, (D) the covenants contained in

     Sections 5.19(a) and 5.19(b) below and (E) goodwill, going concern value and other intangibles (the "IP Purchase Price" and, together with the BFC
                                 -----------------
     Purchase Price, the "Purchase Price"); and
                          --------------

               (iii)  the assumption by Buyer of the Assumed Liabilities.
     Buyer, BFC and BFC Investments agree to allocate the Purchase Price in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated
                               ----
     thereunder and to cooperate in good faith with each other to allocate the Purchase Price among the Assets to the extent necessary to comply with all other applicable laws, including, without limitation, the transfer tax laws applicable to the transfer of any of the BFC Real Properties. BFC and Buyer agree to act in accordance with such allocations (including any modifications thereto reflecting any post-closing adjustments) in any relevant Tax returns or filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 Forms"), and to cooperate in the preparation of any 1060 Forms and
     ------------
     to file such 1060 Forms in the manner required by applicable law. Buyer and BFC Investments recognize that the Purchase Price does not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately.

          (b)  Payment of Purchase Price.  The BFC Purchase Price shall be
              -------------------------
payable in immediately available federal funds to such bank accounts, in the United States, as shall be designated by BFC not less than two business days prior to Closing, and the IP Purchase

Price shall be payable in immediately available federal funds to such bank accounts, in the United States, as shall be designated by BFC not less than two business days prior to Closing.

     2.2  Inventory Adjustments.
          ---------------------

          (a)  Calculation of the Inventory Adjustments.  The BFC Purchase Price
               ----------------------------------------
shall be increased or decreased, on a dollar-for-dollar basis, by the amount by which the Closing inventory as defined in Schedule 2.2(a) (the "Closing
                                          ---------------       -------
Inventory") of the Business is finally determined, accepted, deemed accepted or
---------
agreed pursuant to Section 2.2(d) below to be greater or less than $25,000,000 (the "Target Inventory").
      ----------------

          (b)  Closing Estimate.  At least three business days prior to Closing,
               ----------------
BFC shall deliver to Buyer its good faith estimate of the Closing Inventory (the "Closing Estimate"). Such estimate shall be based on the books and records of
 ----------------
the Business and the valuation principles set forth in Section 2.2(c) to be used to prepare the Closing Statement (as defined in Section 2.2(c)). If the Closing Estimate is greater than the Target Inventory, then Buyer shall pay to BFC the amount of such excess at the Closing in the manner described in Section 2.1(b). If the Closing Estimate is less than the Target Inventory, then the BFC Purchase Price payable by Buyer at the Closing shall be reduced by the amount of such deficiency.

          (c)  Closing Inventory.  Within sixty (60) days after the Closing,
               -----------------
Buyer will prepare and deliver to BFC a calculation of the Closing Inventory of the Business dated as of the Closing Date (the "Closing Statement"). The
                                                -----------------
Closing Statement shall be prepared by Buyer in accordance with Schedule 2.2(a)
                                                                ---------------
and otherwise in accordance with generally accepted accounting principles applied on a basis consistent with the 1997 Audited Financial Statements (as defined in Section 3.4(b)). Notwithstanding anything to the contrary contained herein, the Closing Inventory shall not include (i) any finished goods inventory with an expiration date during the 90 day period commencing on the Closing Date (or, in the case of mincemeat or egg nog, with an expiration date prior to January 1, 1999) or (ii) any finished goods inventory, work in process, raw materials, packaging, packaging materials or shipping containers in excess of amounts reasonably expected to be sold or used in production during the 12 month period commencing on the Closing Date.

          (d)  Closing Calculation.  BFC shall be entitled to full access to the
               -------------------
relevant records and working papers prepared by or for Buyer to aid in its review of the calculation of Closing Inventory set forth on the Closing Statement. If BFC believes that the Closing Inventory calculation (hereinafter the "Closing Calculation") has not been properly calculated in accordance with
     -------------------
the calculation methodologies set forth in this Section 2.2, it shall, within thirty (30) days after receipt of the Closing Calculation, give written notice (the "Objection") to Buyer, setting forth the basis of its belief in reasonable
      ---------
detail and to the extent practicable the adjustments to the Closing Calculation which BFC believes should be made. Failure to so notify Buyer shall constitute acceptance and approval of the Closing Calculation. If Buyer agrees that any change proposed by BFC is appropriate, the change shall be made to the Closing Calculation. If any proposed change is disputed by Buyer, then BFC and Buyer shall negotiate in good faith to resolve such dispute as expeditiously as possible. If, after a period of thirty (30) days following the date on which BFC delivers the Objection, there remains any dispute as to the Closing Calculation, then, the New York City office of Ernst & Young or another major accounting firm jointly selected by BFC and Buyer and with no ties to either Buyer or BFC (the "Neutral Accounting Firm"), shall be engaged to resolve any remaining disputes.
 -----------------------
The Neutral Accounting Firm shall act as an arbitrator to determine only those issues still in dispute. The Neutral Accounting Firm's determination, based upon the calculation methodologies set forth in this Section 2.2, shall be made within thirty (30) days following the date on which the dispute is submitted, shall be set forth in a written statement delivered to BFC and Buyer, and shall be final, binding and conclusive. The fees and any expenses of the Neutral Accounting Firm shall be shared equally by BFC and Buyer.

          (e)  Payment of BFC Purchase Price Adjustment.  If the Closing
               ----------------------------------------
Inventory is greater than the Closing Estimate, then Buyer shall pay to BFC the amount of such excess. If the Closing Inventory is less than the Closing Estimate, then BFC shall pay to Buyer the amount of such deficiency. Any such payment shall be made by wire transfer to an account designated by BFC or Buyer, as the case may be, in United States Dollars, in immediately available federal funds within three (3) business days after (i) the Closing Calculation has been accepted or deemed accepted by BFC pursuant to Section 2.2(d) or (ii) any proposed changes have been agreed upon by BFC and Buyer pursuant to Section 2.2(d) or (iii) following delivery to BFC and Buyer of the determination by the Neutral Accounting Firm as described in Section 2.2(d) together with interest from the Closing Date to the date of payment at the "base rate" of Citibank, N.A. or any successor thereto in New York, New York on the Closing Date, based on a 360-day year.

     2.3  Proration of Payroll and Real and Personal Property Taxes.  Payroll
          ---------------------------------------------------------
related taxes (including unemployment and FICA taxes) and real and personal property Taxes and assessments on the Assets for any taxable period commencing prior to the Closing Date and ending after the Closing Date shall be prorated on a per diem basis between Buyer, on the one hand, and BFC and BFC Investments, on the other hand, as of the Closing Date. All such prorations shall be allocated so that items relating to time periods ending prior to the

Closing Date shall be allocated to BFC and BFC Investments, and items relating to time periods beginning on or after the Closing Date shall be allocated to Buyer, provided, however, that the parties shall allocate any real property Tax in accordance with Section 164(d) of the Code. The amount of all such prorations shall be settled and paid on the Closing Date, provided that final payments with respect to prorations that are not able to be calculated as of the Closing Date shall be calculated and paid as soon as practicable thereafter. If any of the tax rates for payroll-related taxes or real or personal property taxes for the current taxable period are not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding taxable period, and such proration shall be adjusted upon presentation of written evidence by BFC or Buyer, as the case may be, that the actual taxes paid differ from the amount assumed on the Closing Date.

3    REPRESENTATIONS AND WARRANTIES OF BFC
     -------------------------------------

     BFC represents and warrants to Buyer that:

     3.1  Corporate Existence.
          -------------------

     BFC is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and BFC Investments is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each of BFC and BFC Investments has the requisite power and authority to own, lease and operate the properties and assets used in the Business being sold hereunder and to carry on the Business as the same is now being conducted. BFC and BFC Investments are each duly authorized, qualified or licensed to do business as a foreign corporation or a limited partnership and are each in good standing in every jurisdiction wherein, by reason of the nature of the Business or the character of the Assets, the failure to be so qualified would have an effect on or result in a change in the Business, that individually or in the aggregate, is materially adverse to the assets (other than Excluded Assets), results of operations, condition (financial or otherwise) or business of the Business taken as a whole or on the ability of BFC and BFC Investments to consummate the transactions contemplated hereby (a "Material Adverse Effect").
                                                    -----------------------
BFC is the sole general partner of BFC Investments. BFC Investments, T.M.I. Associates, L.P., Borden, BDH and The Borden Company, Limited are each affiliates of BFC.

     3.2  Corporate Authority.
          -------------------

     This Agreement and the other agreements delivered by BFC and BFC Investments hereunder (collectively, the "Transaction Documents"), and the
                                          ---------------------
consummation of all of the transactions provided for herein and therein have been duly authorized by the Board of Directors of BFC and, where appropriate, by BFC Investments, and by all requisite corporate, shareholder, partnership or other action, and each of BFC and, where applicable, BFC Investments has full power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by BFC and, where applicable, BFC Investments and constitutes a valid and legally binding obligation of BFC and, where applicable, BFC Investments enforceable in accordance with its terms except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights, or (ii) subject to general principles of equity. The execution and delivery of the Transaction Documents by BFC and, where applicable, BFC Investments and the consummation by BFC and, where applicable, BFC Investments of the transactions contemplated hereby and thereby will not (x) violate or conflict with any provision of the Certificate of Incorporation or

By-Laws of BFC nor the partnership agreement or certificate of limited partnership of BFC Investments or (y) result in any breach or constitute any default under any contract, indenture, mortgage, lease, note or other agreement or instrument to which BFC or BFC Investments is subject or is a party, except, in the case of clause (y), for any such breach or default which would not have a Material Adverse Effect.

     3.3  Governmental Approvals; Consents.
          --------------------------------

     BFC and BFC Investments are not subject to any order, judgment or decree which would prevent the consummation of the transactions contemplated hereby.
No claim, legal action, suit, arbitration, governmental investigation, action, or other legal or administrative proceeding is pending or, to the knowledge of BFC, threatened against BFC or BFC Investments which would be reasonably likely to enjoin or delay the transactions contemplated hereby. Except as set forth in
Schedule 3.3 hereto, no consent, approval, order or authorization of, license or
------------
permit from, notice to or registration, declaration or filing with, any governmental authority or entity, domestic or foreign, or of any third party, is or has been required on the part of BFC or BFC Investments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices the failure of which to obtain or make would not have a Material Adverse Effect.

     3.4  Financial Statements. (a)  Schedule 3.4 contains a copy of (i) the
          --------------------       ------------
audited combined balance sheet of the Business as of December 31, 1996 and the audited combined statements of operations and cash flows relating to the Business for the twelve months ended December 31, 1996 and December 31, 1995, including any related notes, together with the report thereon of Deloitte & Touche L.L.P., the independent public accountants of the

Business (collectively, "Annual Audited Financial Statements"), and (ii) the
                         -----------------------------------
audited combined balance sheet of the Business as of September 27, 1997 and the related audited combined statements of income and cash flows relating to the Business, including any related notes, for the nine months ended September 27, 1997, together with the report thereon of such independent public accountants (the "1997 Audited Financial Statements" and, together with the Annual Audited
      ---------------------------------
Financial Statements, the "Financial Statements").  The Financial Statements
                           --------------------
have been prepared from the books and records relating to the Business. Each of the balance sheets included in the Financial Statements, in all material respects, fairly presents the combined financial position of the Business as of its date, and the other related statements included in the Financial Statements, in all material respects, fairly present the combined financial position of the Business for the periods presented therein, subject to normal year-end adjustments in the case of the 1997 Audited Financial Statement which will not be material in amount, and in each case in accordance with generally accepted accounting principles, applied on a consistent basis during the periods involved, except as otherwise noted therein.

     (b) All of the Financial Statements are qualified by the fact that the Business has not operated as a separate "stand-alone" entity within BFC. As a result, the Business received certain allocated charges and credits as discussed more fully in the notes accompanying the Financial Statements. Such charges and credits, while believed by BFC to be reasonable, do not necessarily reflect the amounts which would have resulted from arms-length transactions.

     3.5  Absence of Changes.
          ------------------

     Except as otherwise disclosed in the Schedules hereto or as contemplated by this Agreement, since September 30, 1997, (i) the Business has been conducted in all material respects in the ordinary course consistent with past practice and
(ii) there has not been any
change in the Business or its financial condition, other than seasonal changes, changes relating to the economy in general or changes relating to the industry in which the Business operates in general, which has had a Material Adverse Effect. Since September 30, 1997, except as otherwise disclosed in the Schedule
                                                                        --------
3.5 or the other Schedules hereto or as contemplated by this Agreement, BFC has
---
not:

          (a) failed to pay any creditor any amount owed to such creditor when due (after the expiration of applicable grace periods) arising from the operation of the Business, other than in the ordinary course of business consistent with past practice or amounts being contested in good faith and for which adequate reserves have been provided;

          (b) failed to discharge or satisfy any lien on any of the Assets other than Permitted Liens;

          (c) mortgaged, pledged or subjected to any lien, any of the Assets, except for Permitted Liens;

          (d) sold or otherwise transferred any of the assets of the Business material to the Business or cancelled any debts or claims material to the Business or waived any rights material to the Business, except, in each case described in this clause (d), in the ordinary course of business consistent with past practice;

          (e) disposed of any patents, trademarks or copyrights or any patent, trademark, or copyright applications used principally in the operations of the Business;

          (f) defaulted on any material obligation relating to the operations of the Business;

          (g) written down the value of any inventory specifically relating to the Business except in the ordinary course of business consistent with past practice;

          (h) granted any allowances or sold inventory significantly in excess of reasonably anticipated consumption for the near term (commonly referred to as "trade loading") other than in the ordinary course of business;

          (i) granted any increase in the compensation or benefits of Eligible Employees (as defined in Section 5.7(a)), other than increases in accordance with past practice and not exceeding 5% of annual compensation, as a result of collective bargaining or as required by any Benefit Plan, or entered into any employment or severance agreement or arrangement with any of them; or

          (j) entered into any agreement or made any commitment to do any of the foregoing.

     3.6  Real and Personal Properties.
          ----------------------------

     (a)  Schedule 3.6(a)(i)(1) lists the real property owned in fee by BFC
          ---------------------
related to the Business (each, a "BFC Owned Real Property", and collectively,
                                  -----------------------
the "BFC Owned Real Properties").  BFC owns good and marketable, fee simple
     -------------------------
title to the BFC Owned Real Properties and owns all of the improvements located thereon free and clear of all liens, charges and other encumbrances, except (i) as set forth on Schedule 3.6(a)(ii); (ii) as disclosed in the Financial
                -------------------
Statements; (iii) liens for taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed and for which adequate reserves have been provided for in the Financial Statements; (iv) with respect to real property,
(A) easements, licenses, covenants, rights-of-way and other
similar restrictions, including, without limitation, any other agreements or restrictions which would be shown by a current title report, (B) any conditions that may be shown by a current survey, title report or physical inspection and
(C) zoning, building and other similar restrictions, provided that same are not materially violated by the existing improvements, so long as none of (A), (B) or
(C) restrict the use of such real property substantially as currently used; and
(v) other liens, charges or other encumbrances that do not, individually or in the aggregate, interfere materially with the use, operation or enjoyment of any of the Assets as presently being used (such liens, charges and encumbrances described in clauses (i)-(v) hereof are referred to herein as "Permitted
                                                               ---------
Liens"), provided, however, that none of the foregoing materially interfere with
-----    --------  -------
access to or use of such real property as the same is presently being used or occupied. The BFC Owned Real Properties constitute all of the real property owned by BFC and primarily used in the Business. Except as set forth on
Schedule 3.6(a)(ii), none of the BFC Owned Real Properties is subject to any
-------------------
right or option of any other person to purchase or lease or otherwise obtain title to, or an interest in, such BFC Owned Real Properties. No person other than BFC has any right to use, occupy or lease any of the BFC Owned Real Properties.

     (b)  Schedule 3.6(a)(i)(2) lists all of the leases, subleases, and
          ---------------------
occupancy agreements, as well as the consent required, if any, in order to assign the lease or sublet the subject premises, of real properties leased, subleased or occupied by BFC relating principally to the Business (whether entered into as lessor, lessee, sublessor or sublessee) together with any modifications, amendments, extensions and renewals of the same (collectively, the "BFC Leases"; the real property leased by BFC pursuant to a BFC Lease, the
     ----------
"BFC Leased Real Properties"; the BFC Owned Real Properties and the BFC Leased
 --------------------------
Real Properties,
collectively, the "BFC Real Properties").  True and complete copies of the BFC
                   -------------------
Leases have been made available by BFC to Buyer. BFC has a valid leasehold interest in the BFC Leased Properties and each of the BFC Leases is valid and binding and in full force and effect and has not been modified or amended except as indicated in the lease documents made available to Buyer. Except as set forth on Schedule 3.6(a)(ii), neither BFC nor, to BFC's best knowledge, any
         -------------------
other party, is in default under any of the BFC Leases and no event exists which, with the giving of notice or lapse of time or both, would become a default on the part of any party under any BFC Lease. No person other than BFC has any right to use, occupy or lease any of the BFC Leased Real Properties.

     (c)  Except as disclosed on Schedule 3.6(a)(ii), the leasehold interests
                                 -------------------
relating to the BFC Leases are free and clear of all mortgages, deeds of trust, liens, pledges, leases, subleases, licenses, occupancy agreements and any charges or security interests in or on the BFC Real Properties and any interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to the BFC Real Properties, other than the Permitted Liens.

     (d) No eminent domain, condemnation, incorporation, annexation or moratorium or similar proceeding has been commenced or, to BFC's knowledge, threatened by an authority having the power of eminent domain to condemn any part of the BFC Real Properties or any improvements thereon.

     (e) There is no violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting any of the BFC Owned Real Properties. None of the BFC Owned Real Properties is located in any conservation or historic district, or is historically certified, subject to historic preservation rules, regulations, requirements or designated as a landmark. No application or proceeding for any such certification or designation is pending or, to BFC's knowledge, is threatened. Except as set forth on Schedule 3.6(e), none of the building
                                    ---------------
improvements on the BFC Owned Real Properties are located in an area that has been identified as having special flood hazards. Each of the BFC Real Properties, is designated as a separate tax lot.

     (f) To BFC's knowledge, there are no proposed reassessments of any of the BFC Real Properties by any taxing authority and there are no threatened or pending special assessments or other actions or proceedings that could give rise to an increase in real property taxes or assessments against any of the BFC Real Properties, provided, however, that this representation shall not be applicable to any reassessment resulting from the Purchase.

     (g) Each of the BFC Real Properties is an independent unit which does not now rely on any facilities located on any property which is not part of the BFC Real Properties.

     (h) The improvements at the BFC Real Properties are in materially good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other material damage which has not been repaired in all material respects. To the knowledge of BFC, there is no material structural, mechanical or other significant defect or deficiency in the improvements located on any of the BFC Owned Real Properties.

     (i) Immediately following consummation of the Purchase, BFC will not own or lease any real property contiguous or adjacent to any of the BFC Real Properties.

     (j) BFC has not received any notice of any material violation of any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements, including, without limitation, the Americans With Disabilities Act, with respect to the BFC Real Properties, and no such violations exist. Except as set forth on

Schedule 3.6(j), BFC has no knowledge and has not received any notice of any
---------------
pending or contemplated rezoning proceeding affecting any of the BFC Owned Real Properties.

     (k) BFC has not received any notice from the utility company or municipality of any fact or condition which could result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for any of the Owned BFC Real Properties.

     (l) BFC has paid or will pay prior to Closing all brokerage and finders fees and commissions due from BFC with respect to any of the BFC Real Properties.

     (m) BFC is not a "foreign person" within the meaning of Section 1445(f) of the Code.

     3.7  Contracts.
          ---------

          (a)  Except as otherwise disclosed in Schedule 3.7, as of the date of
                                                ------------
this Agreement there are no outstanding commitments, contracts, indentures and agreements, written or oral, to which BFC or BFC Investments is a party to or by which BFC or BFC Investments is bound that relate principally to the Business including, without limitation, personal property leases, purchase orders for inventory, service or maintenance agreements, broker agreements, sales representative agreements and license agreements (hereinafter "Contracts") that
                                                               ---------
(i) involve commitments by BFC or BFC Investments for terms of twelve (12) months or longer and involve payment of more than $50,000; (ii) involve payment of more than $100,000; (iii) have been entered into with salesmen, commissioned agents, or other sales representatives, or with distributors, dealers or customers and involve payment of more than $50,000 (other than purchase orders in the ordinary course); (iv) involve employment or consulting agreements; (v) involve contracts relating to any indebtedness (as defined under generally accepted accounting principles) or the mortgaging, pledging or otherwise placing a lien on any Asset (other than Permitted Liens or liens on equipment in connection with equipment leases); (vi) involve contracts with any affiliate of BFC or BFC Investments involving payments of more than $50,000; or
(vii) involve contracts that would prohibit the Buyer from freely engaging in the Business anywhere in the United States and Canada, or, to the knowledge of BFC, any other country, and in each case described in clauses (i) through (vii), are not terminable by their terms, without penalty, on thirty (30) days or less notice. Contracts disclosed in Schedule 3.7 are hereafter referred to as the
                                ------------
"Disclosed Contracts".
 -------------------

          (b) BFC has furnished or made available to Buyer a true and correct copy of each Disclosed Contract, other than the Disclosed Contracts set forth on
Schedule 3.7(b).  Each Contract which is to be assigned to Buyer pursuant to
---------------
this Agreement is valid and in full force and effect according to its terms, and BFC is not, and to BFC's knowledge, no other party thereto is in material default or breach under any such Contract and there are no claims affecting the same of any kind pending as of which BFC has notice except where such failure to be valid or in full force or effect or such breach or claim would not have a Material Adverse Effect; and

          (c)  Except as listed in Schedule 3.7, all Disclosed Contracts to be
                                   ------------
assigned to Buyer in accordance with this Agreement are assignable without the requirement of consent from any other party thereto except for those Disclosed Contracts the failure to be assignable would not have a Material Adverse Effect.

     3.8  Litigation, Agencies.
          --------------------

     Except as set forth in Schedule 3.8, there are no claims, actions, suits,
                            ------------
proceedings (whether adjudicatory, rulemaking, licensing, or otherwise) or investigations pending or, to the knowledge of BFC, threatened in law or in equity, or before any governmental agency which, if determined or resolved adversely or in accordance with the plaintiff's demands would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.8, BFC and BFC Investments are not in
                                ------------
default under any judgment, order, injunction or decree of any court or government agency relating to the Business or the Assets.

     3.9  Intangible Property Rights.
          --------------------------

          (a)  Schedule 3.9(a)(i) lists all material unexpired domestic and
               ------------------
foreign patents and patent applications, as well as all material reissues, divisionals, continuations and continuation-in-part applications and any patents issuing thereon and all renewals and extensions thereof, and all material license agreements and other agreements which relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein used principally in connection with the Business (the "Patent Rights"). Except as set forth in Schedule 3.9(a)(ii) and except as
 -------------                            -------------------
would not have a Material Adverse Effect, (i) BFC and its affiliates own, are licensed or have the right to use the Patent Rights and the Technology (as defined below) (x) in the United States and Canada and (y) to the knowledge of BFC, outside the United States and Canada, in each case (but only to the knowledge of BFC in cases described in clause (y)) free and clear of all liens, encumbrances, equities and other restrictions; (ii) there are no pending claims challenging the validity or ownership of the Patent Rights or Technology owned by BFC and its affiliates or the right of BFC and its affiliates to use or transfer the Patent Rights or Technology in the United States or Canada or, to the knowledge of BFC, outside the United States and Canada; (iii) the issued U.S. and Canadian patents under the Patent Rights owned by BFC and its affiliates are valid and subsisting and, to BFC's knowledge, any patents issued outside the United States and

Canada under the Patent Rights owned by BFC and its affiliates are valid and subsisting, and to BFC's knowledge, none of the claims of the foregoing patents is now being infringed by others; (iv) there are no licenses or sublicense agreements now in effect regarding the use by BFC and its affiliates of the Patent Rights or Technology in the United States and Canada, or to the knowledge of BFC, outside of the United States and Canada; and (v) to BFC's knowledge, (x) BFC and its affiliates are not infringing any U.S. or foreign patent owned by third parties in the current operation of the Business and (y) no claim is now pending or is threatened to such effect. No ingredient, including, without limitation, any ingredient used in the recipes relating to the Business, is owned or procurable solely through BFC or any of its controlled affiliates. As used in this Agreement, the term "Technology" shall mean the patterns, plans,
                                  ----------
designs, research data, trade secrets and other proprietary know-how, formulae and manufacturing procedures and processes, new material and product specifications, recipes (both for manufacturing as well as for home or end-user use of products), flavors, ingredients, operating manuals, drawings, technology, manuals, data, business information and files and records, procedures, research and development records, computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all licenses or other rights to use any such technical information and know-how of others developed, relating to or used principally in connection with the Business.

          (b)  Schedule 3.9(b)(i) lists (i) all material trademarks and service
               ------------------
marks and all registrations and applications pertaining thereto (including all documents or files pertaining thereto) and trade names; (ii) any and all material licenses or other rights to use trademarks or service marks owned by others and (iii) any material trade dress associated therewith, in each case used principally in connection with the Business (the "Trademark Rights").
                                                            ----------------
Except as set forth in Schedule 3.9(b)(ii) and except as would not have a
                       -------------------
Material Adverse Effect, (i) BFC and its affiliates own, are licensed or have the full right to use and transfer the United States federal and Canadian Trademark Rights and trade dress, and, to the knowledge of BFC, the state Trademark Rights and the Trademark Rights in countries other than the United States and Canada; (ii) (x) except with respect to those items noted with two asterisks on Schedule 3.9(b)(i), all registered United States federal and
             ------------------
Canadian Trademark Rights and trade dress owned by BFC and its affiliates are valid and subsisting, (y) to the knowledge of BFC, registered state Trademark Rights and trade dress owned by BFC and its affiliates are valid and subsisting and (z) to the knowledge of BFC, any registered Trademark Rights and trade dress owned by BFC and its affiliates outside the United States and Canada are valid and subsisting, in each case (but only to the knowledge of BFC in cases described in clauses (y) and (z)), free and clear of any encumbrances or rights of third parties which would restrict Buyer's exclusive right to use or transfer the registered Trademark Rights and trade dress; (iii) to BFC's knowledge, none of the Trademark Rights infringe the trademark rights of third parties; and (iv) no claim by third parties with regard to the use in the United States or Canada (or to BFC's knowledge, in any other country) of any of the Trademark Rights and trade dress owned by BFC and its affiliates is pending or, to BFC's knowledge, has been made or is threatened, and, to BFC's knowledge, none of the Trademark Rights is being infringed by others. BFC represents that, as soon as is practicable after the date hereof, but in no event later than 90 days after the date hereof, it will refrain from using and will seek to cancel all trademark registrations in its name or in the name of its affiliates that combine, in whole or in any material portion, trademarks described on Schedule
                                                          --------
1.2(a)(iii)(B) or Schedule 3.9(b)(i) with the Licensed Trademarks (as defined in
--------------    ------------------
the Borden License Agreement).

          (c)  Schedule 3.9(c)(i) lists all material copyrights and copyright
               ------------------
registrations and copyright applications (pertaining thereto) and all material licenses or other rights to use the copyrights of others, in each case used principally in connection with the Business (the "Copyright Rights"). Except as
                                                  ----------------
disclosed in Schedule 3.9(c)(ii) and except for those claims that would not have
             -------------------
a Material Adverse Effect, (i) BFC and its affiliates own, are licensed or have the full right to use and transfer the United States and Canadian Copyright Rights and, to the knowledge of BFC, the Copyright Rights in countries outside the United States and Canada; (ii) (x) all registered United States and Canadian Copyright Rights owned by BFC and its affiliates are valid and subsisting and
(y) to the knowledge of BFC, any registered Copyright Rights owned by BFC and its affiliates outside the United States and Canada are valid and subsisting, in each case (but only to the knowledge of BFC in cases described in clause (y)), free and clear of any encumbrances or rights of third parties which would restrict Buyer's exclusive right to use or transfer the registered Copyright Rights; (iii) to BFC's knowledge, none of the Copyright Rights infringe the copyright rights of third parties; and (iv) no claim by third parties with regard to the use in the United States or Canada (or to BFC's knowledge, in any other country) of any of the Copyright Rights owned by BFC and its affiliates is pending or, to BFC's knowledge, has been made or is threatened and, to BFC's knowledge, none of such Copyright Rights is being infringed by others.

          (d)  To the best of BFC's knowledge, Schedule 3.9(d) lists all
                                               ---------------
material domain names and registrations or applications for registration thereof used by BFC and its affiliates principally in connection with the Business (the "Internet Rights"). Except as
 ---------------
disclosed in Schedule 3.9(d), to the knowledge of BFC, (i) BFC and its
             ---------------
affiliates own, are licensed or have the full right to use and transfer the Internet Rights; (ii) all such Internet Rights are valid and subsisting, free and clear of any encumbrances or rights of third parties which would restrict Buyer's exclusive right to use or transfer such Internet Rights; (iii) none of the Internet Rights infringe the Internet rights of third parties and (iv) no claim by third parties with regard to the use of any of such Internet Rights is pending or has been made or threatened, no valid basis exists for any such claim and none of such Internet Rights is being infringed by others.

     3.10 Insurance.
          ---------

     Schedule 3.10 lists the aggregate coverage amounts and type and generally
     -------------
applicable deductibles of all policies of title, liability, fire, casualty business interruption, workers' compensation and other forms of insurance insuring the Business and the Assets (excluding self-insurance). BFC has furnished a true, complete and accurate copy of all such policies to Buyer. All such policies are in full force and effect. BFC is not in material default under any provisions of any such policy of insurance nor has received notice of cancellation of any such insurance. No material claim is pending as of the date of this Agreement under any such policies as to which BFC has been advised or been given notice that coverage has been denied or disputed by the underwriter of such policy.

     3.11 Tax Matters.
          -----------

          (a) BFC and BFC Investments have withheld from employee salaries, wages and other compensation of Eligible Employees all material Taxes related to the Business and required to be so withheld, for all periods for which the statutory period of limitations for the assessment of Tax has not yet expired.

          (b) None of the Assets is subject to any liens for Taxes (other than Permitted Liens).

          (c) None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (d)  For purposes of this Agreement, "Taxes" shall mean any federal,
                                                -----
state, provincial, local, territorial and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts.

     3.12 Employment and Benefits.
          -----------------------

          (a)  Labor Controversies.  Except as described on Schedule 3.12(a) and
               -------------------                          ----------------
except as would not have a Material Adverse Effect, in respect of the Business,
(i) BFC is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) there is no unfair labor practice charge or complaint against BFC pending or, to BFC's knowledge, threatened before the National Labor Relations Board ("NLRB"), (iii) there is no labor strike,
                                 ----
dispute, slowdown, lockout or stoppage actually pending or, to the knowledge of BFC, threatened against or affecting BFC, (iv) within the past 5 years, BFC has not experienced any strike, work stoppage or other labor difficulty, (v) to the knowledge of BFC, there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the Eligible Employees, (vi) to the knowledge of BFC, there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, nor have there been any findings of such violations within the past three years, (vii) BFC has not received any notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of BFC with respect to the Business and no such investigation is in progress and (viii) BFC is not a party to, or subject to, a collective bargaining agreement relating to the Eligible Employees, and no collective bargaining agreement relating to the Eligible Employees is currently being negotiated. BFC has furnished to Buyer complete and correct copies of all collective bargaining agreements and ancillary memoranda of understanding relating to the Eligible Employees.

          (b)  Employee Benefit Plans.  (i)  For purposes of this Agreement,
               ----------------------
"Benefit Plans" shall mean all "employee benefit plans" (within the meaning of
 -------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, "multiemployer plans" within the
  -----
meaning of Sections 3(37) and 4001(a)(3) of ERISA), retirement savings, stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, (A) under which any employee or former employee of the Business has any present or future right to benefits and
(B) under which BFC or any of its affiliates has any present or future liability. Schedule 3.12(b)(i) sets forth a list of each material Benefit Plan.
            -------------------

               (ii) Except with respect to Benefit Plans for which Buyer is not assuming any obligations or liabilities thereunder, true, correct and complete copies of the following documents, with respect to each material Benefit Plan (but only if applicable), have been made available to Buyer: (A) the plan and its related trust document, including any amendments thereto, (B) the most recent annual report filed on Form 5500 filed with the Internal Revenue Service, (C) summary plan description, and (D) the most recent actuarial report.

               (iii) Except with respect to Benefit Plans for which Buyer is not assuming any obligations or liabilities thereunder and except where a failure to do so would not have a Material Adverse Effect, each material Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws.

          (c)  Employees.  With respect to each of the Eligible Employees set
               ---------
forth on Schedule 5.7(a)(ii), Schedule 3.12(c) lists each such Eligible Employee
         -------------------  ----------------
earning more than $75,000 annually in cash compensation as of September 30, 1997, including each such employee's name, total period of employment and current position or job classification. No Eligible Employee is entitled to a bonus from BFC as a result of the consummation of the Purchase, except that certain Eligible Employees hold equity interests or equity equivalents in BFC and affiliated entities which may be repurchased or cashed-out in connection with or following the Purchase.

     3.13 Compliance with Laws.
          --------------------

     Except as disclosed on Schedule 3.13 and except for those failures to have,
                            -------------
to be in full force in effect, to file, retain and maintain and to comply, in each case, that would not have a Material Adverse Effect, (i) with respect to the Business, BFC and BFC Investments have all licenses, permits or franchises issued by any United States or foreign, federal, state, provincial, municipal or local authority or regulatory body and other governmental certificates, authorizations and approvals (collectively "Licenses and Permits")
                                                          --------------------
required by every United States or foreign, federal, state, provincial, municipal and local governmental or regulatory body for the operation of the Business and the use of the Assets; (ii) with respect to the Business, all such Licenses and Permits are in full force and effect and no action, claim or proceeding is pending, nor to the knowledge of BFC is threatened, to suspend, revoke, revise, limit, restrict or terminate any of the Licenses and Permits or declare any of the Licenses and Permits invalid; (iii) with respect to the Business, BFC and BFC Investments have filed all necessary reports and maintained and retained all necessary records pertaining to such Licenses and Permits; and (iv) with respect to the Business, BFC and BFC Investments have otherwise complied with all of the laws, ordinances, regulations and orders applicable to its existence, financial condition, operations, properties or Business, and BFC has not received any notice to the contrary.

     3.14 Finders; Brokers.
          ----------------

     With the exception of fees and expenses payable to Credit Suisse First Boston Corporation, which shall be BFC's sole responsibility, BFC is not a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement.

     3.15 Environmental Matters.
          ---------------------

     Except as disclosed on Schedule 3.15:
                            -------------

          (a) BFC is in compliance, and the Assets comply, and at all times have complied with all Environmental Laws (as defined below) applicable to the Business and the Assets, except for violations of Environmental Laws that would not have a Material Adverse Effect;

          (b) BFC holds, is in compliance, and at all times has complied with all Licenses, Permits, decrees, orders or agreements required or issued under Environmental Laws necessary for the ownership or operation of the Business or the Assets, except for the absence of, or noncompliance with, such Licenses, Permits, decrees, orders or agreements that would not have a Material Adverse Effect;

          (c) prior to the date of this Agreement, BFC has not been subject to, nor received any written notice of the institution or pendency of, any lawsuit, action, judicial or administrative proceeding, investigation, order, judgment, settlement or claim by any person alleging any Environmental Liability arising from or relating to the Business or the Assets or any properties or assets formerly owned, operated or otherwise controlled by BFC and used in the conduct of the Business, except for all such cases that would not reasonably be expected to have a Material Adverse Effect;

          (d) To the best of BFC's knowledge, no Hazardous Substance has been released, spilled, discharged, dumped, disposed of, or otherwise came to be located in, at or beneath any of the Assets or any properties or assets formerly owned, operated or otherwise controlled by BFC and used in the conduct of the Business (i) in violation of any Environmental Law, or (ii) in such manner as would reasonably be expected to cause an Environmental Liability of BFC, except for all such cases described in this clause (d) that would not have a Material Adverse Effect;

          (e) No Environmental Lien (as defined below) has attached to any of the Assets, except for those that do not have a Material Adverse Effect; and

          (f) BFC, in the operation of the Business, has not disposed of, arranged for the disposal of, treated, or arranged for the treatment of, any Hazardous Substance at any location at which there exists a release or threatened release of a Hazardous Substance which would reasonably be expected to result in an Environmental Liability to BFC that would reasonably be expected to have a Material Adverse Effect.

          (g)  As used herein:

          "Environmental Laws" means any domestic, foreign, federal, state,
           ------------------
     interstate or local statute, law, regulation, order, rule, ordinance, injunction, judgment, decree, common law or other enforceable requirement of any governmental entity relating to human health or safety (as relating to the environment or Hazardous Substances) or the protection of the environment as are in effect as of the date of this Agreement, including any of the foregoing related to: (i) Remedial Actions; (ii) the reporting, licensing, permitting, or investigating of the emission, discharge, release or threatened release of Hazardous Substances into the air, surface water, groundwater or land; (iii) the manufacture, release, distribution, use, generation, treatment, storage, disposal, transport or handling, reporting, disclosure or indemnification of Hazardous Substances; (iv) any cause of action based on common law theories, including but not limited to nuisance, trespass and strict liability; or (v) work place or worker safety and health, provided, however, that the Occupational Safety and Health Act
             --------  -------
     shall not be deemed to be an Environmental Law.

          "Environmental Liability" means any liability or obligation arising
           -----------------------
     under Environmental Laws in connection with the Assets or the Business.

          "Environmental Lien" means any lien in favor of any governmental
           ------------------
     authority for any (i) liability under any Environmental Law, or (ii) damages arising from, or costs incurred by, such governmental authority in response to a release or threatened release of a Hazardous Substance into the environment.

          "Hazardous Substance" means (i) any substance or material regulated or
           -------------------
     identified under Environmental Laws, (ii) gasoline, diesel fuel or other petroleum hydrocarbons or polychlorinated biphenyls or asbestos or (iii) any pollutant, contaminant, hazardous substance, hazardous waste or toxic substance.

          "Remedial Action" means any response action, removal action, remedial
           ---------------
     action, corrective action, notification, disclosure, monitoring program, sampling program, investigation or other activity pertaining to any Hazardous Substance, violation of Environmental Laws or compliance with Environmental Laws.

     3.16 Product Guaranty.
          ----------------

     To the best of BFC's knowledge, except as disclosed in Schedule 3.16 and
                                                            -------------
except for adulterations, misbranding and violations of the Federal Food, Drug & Cosmetic Act, as amended (the "FD&C Act"), that would not have a Material
                               --------
Adverse Effect, no shipment or other delivery of Products made or to be made by BFC on or prior to the Closing Date was or as of the Closing Date will be, and no food or food ingredients in inventory on the Closing Date will be as of the Closing Date (i) adulterated or misbranded within the meaning of the FD&C Act;
(ii) an article which may not under the provisions of Sections 404 or 505 of the FD&C Act be introduced into interstate commerce; or (iii) adulterated or misbranded within the meaning of any pure food laws or ordinances of any state, province or city to which such articles are shipped or to be shipped. All finished goods inventories delivered to Buyer hereunder are products which, under the provisions of such laws, can be shipped and/or sold in interprovincial or foreign commerce and which conform in all respects to the requirements of such laws and the regulations issued pursuant thereto except where noncompliance of such laws and regulations would not have a Material Adverse Effect.

     3.17 Machinery.
          ---------

     Except as set forth in Schedule 3.17 and for Permitted Liens, BFC has good
                            -------------
title to the Machinery, free and clear of all title defects and objections and liens. Except as set forth in Schedule 3.17, BFC holds good and transferable
                               -------------
leaseholds in all of the Machinery leased by it, in each case under valid and enforceable leases. The Machinery is sufficient and adequate to carry on the Business as presently conducted, and all items thereof are in good operating condition and repair, ordinary wear and tear excepted.

     3.18 Product Recalls.
          ---------------

     Except as disclosed in Schedule 3.18, there has not been, since January 1,
                            -------------
1995 through the date of this Agreement, any product recall of any product manufactured, shipped or sold by the Business and from and after the date of this Agreement until the Closing Date there will not be any such recall that will have a Material Adverse Effect.

     3.19 Customers and Suppliers.
          -----------------------

     Set forth on Schedule 3.19 is a list of the eight largest U.S. customers of
                  -------------
the Business and the eight largest suppliers to the Business, in each case based on dollar volumes during 1996. Except as set forth on Schedule 3.19, as of the
                                                       -------------
date of this Agreement none of such customers or suppliers has terminated, or to the knowledge of BFC, has an intention to terminate, its relationship with the Businesss.

     3.20 [Intentionally Omitted].
          -----------------------
     3.21 No Undisclosed Liabilities.
          --------------------------

     Except as disclosed on the Schedules to this Agreement and for liabilities that would not have a Material Adverse Effect, BFC does not have any indebtedness or liabilities (absolute or contingent, known or unknown) relating to the Business, other than liabilities (a) reflected or reserved against or the 1997 Audited Financial Statements, (b) incurred since September 27, 1997 in the ordinary course of business and not in violation of this Agreement, (c) relating to executory obligations pursuant to leases or contracts listed on Schedules
                                                                   ---------
3.6(a)(i) or 3.7 or leases or contracts entered into in the ordinary course of
----------------
business which are not required to be listed on such Schedules, or (d) relating to obligations to employees pursuant to Benefit Plans listed on Schedule
                                                                --------
3.12(b)(i) or obligations to employees not required to be listed pursuant to
----------
Section 3.12.  Except as disclosed on Schedule 3.21 or as reflected on the 1997
                                      -------------
Audited Financial Statements, BFC is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person in connection with the Business, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

     3.22 Entire Business.
          ---------------

     Except for the Excluded Assets and except as set forth in Schedule 3.22,
                                                               -------------
the Assets together with the rights and services made available in the Services Agreement (as defined in Section 5.16) and the Borden License Agreement (as defined in Section 5.6(a)), constitute all the assets, properties and rights necessary to conduct the Business in all material respects as currently conducted.

     3.23 No Other Representations or Warranties.
          --------------------------------------

     Except for the representations and warranties contained in Sections 3.1 through 3.22, including, without limitation, in the Schedules attached hereto to the extent such Schedules relate to such Sections, neither BFC, nor any other person makes any other express or implied representation or warranty on behalf of BFC, including, without limitation, as to the probable success or profitability of the ownership, use or operation of the Business, and the Assets by Buyer after the Closing.

     3.24 Expiration of Representations and Warranties.
          --------------------------------------------

     Each of the representations and warranties of BFC set forth in Sections 3.1 through 3.22 shall be deemed repeated and remade by BFC at the Closing as if made at such time and shall, notwithstanding any investigation on the part of the Buyer, survive the Closing until October 31, 1999 (provided, however, that the representations and warranties set forth in Section 3.15 shall survive the Closing until the five year anniversary of the Closing Date) whereupon all representations and warranties of BFC contained herein shall be terminated and extinguished, and thereafter BFC shall have no liability whatsoever with respect to any such representation or warranty.

4    REPRESENTATIONS OF BUYER
     ------------------------

     Buyer represents and warrants that:

     4.1  Corporate Existence.
          -------------------

     Buyer is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate the properties and assets used in the Business being purchased hereunder and to carry on the Business as the same is now being conducted. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction wherein, by reason of the nature of the Business or the character of the Assets, the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby (a "Buyer Material Adverse
                                                       ----------------------
Effect").
------

     4.2  Corporate Authority.
          -------------------

     This Agreement and the other agreements delivered by Buyer hereunder (collectively, the "Buyer Transaction Documents") and the consummation of all of
                    ---------------------------
the transactions provided for herein and therein have been duly authorized by the Board of Directors of Buyer and by all requisite corporate, shareholder, or other action, and Buyer has full power and authority to execute and deliver the Buyer Transaction Documents and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer, and constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights, or (ii) subject to general principles of equity. The execution and delivery of the Buyer Transaction Documents by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby will not (x) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Buyer, or (y) result in any breach or constitute any material default under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Buyer is subject or is a party, except, in the case of clause (y), for any such breach or default which would not have a Buyer Material Adverse Effect.

     4.3  Governmental Approvals; Consents.
          --------------------------------

     Buyer is not subject to any order, judgment or decree which would prevent the consummation of the transactions contemplated hereby. No claim, legal action, suit, arbitration, governmental investigation, action, or other legal or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer which would be reasonably likely to enjoin or delay the transactions contemplated hereby. No consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any governmental authority or entity, domestic or foreign, or of any third party, is or has been required on the part of Buyer in connection with the execution and delivery of this Agreement or any of the transactional documents, or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices the failure of which to obtain or make would not have a Buyer Material Adverse Effect.

     4.4  Finders; Brokers.
          ----------------

     Buyer is not a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement.

     4.5  Financial Capacity.
          ------------------

     Buyer has binding commitment letters relating to a senior secured credit facility and "highly confident" letters relating to a Rule 144A senior subordinated note offering (the "Financing Letters"), and a binding joint equity
                                 -----------------
commitment letter from Warburg, Pincus

Ventures, L.P. and GE Investment Private Placement Partners II, A Limited Partnership relating to subscriptions for common and preferred stock of Buyer (the "Equity Letter"), each of which is currently in effect and true and correct
      -------------
copies of which are attached hereto as Exhibit A. The Financing Letters and the Equity Letter together provide all funds necessary to enable Buyer to consummate the transactions described in this Agreement and to fund all disbursements of the Business on the Closing Date (the "Financing").
                                       ---------

     4.6  No Other Representations or Warranties.
          --------------------------------------

     Except for the representations and warranties contained in Sections 4.1 through 4.5, including, without limitation, in the Schedules attached hereto to the extent such Schedules relate to such Sections, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer.

     4.7  Expiration of Representations and Warranties.
          --------------------------------------------

     Each of the representations and warranties of Buyer set forth in Sections
4.1 through 4.5 shall be deemed repeated and remade by Buyer at the Closing as if made at such time and shall, notwithstanding any investigation on the part of BFC, survive the Closing until October 31, 1999 whereupon all representations and warranties of Buyer contained herein shall be terminated and extinguished, and thereafter Buyer shall have no liability whatsoever with respect to any such representation or warranty.

5    AGREEMENTS OF BUYER AND BFC
     ---------------------------

     5.1  Operation of the Business.
          -------------------------

          (a) Except as otherwise contemplated by this Agreement or as disclosed in Schedule 5.1, BFC covenants that until the Closing it will, and it will cause
   ------------
BFC Investments to, use all reasonable best efforts to continue, in a manner consistent with the past practices of the Business: (i) to conduct, maintain and preserve intact the Business, (ii) to maintain the ordinary and customary relationships of the Business with its suppliers, customers and others having business relationships with it, (iii) to incur capital expenditures, advertising, trade promotion and consumer promotion expenditures as set forth on Schedule 5.1 and (iv) to finalize the sales plan
                             ------------
(including volume and trade spending) for the first six months of 1998, commence execution thereof and make presentations thereof to customers, in each case described in clauses (i) through (iv) with a view toward preserving for Buyer to and after the Closing Date the Business, the Assets and the goodwill associated therewith.

          (b) Until the Closing Date, BFC shall, and BFC shall cause BFC Investments to, continue to operate and conduct the Business in the ordinary course, and maintain its books and records in accordance with past practices and will not and shall cause BFC Investments not to, without the prior written approval of Buyer or as otherwise contemplated by this Agreement or Schedule 5.1
                                                                    ------------
take any of the following actions with respect to the Business:

          (i) sell, transfer or otherwise dispose of or encumber any of its properties or assets pertaining to the Business, other than (A) in the ordinary course of business and (B) any obsolete inventory or equipment which is not material to the results of operations, financial condition or business of the Business taken as a whole;

          (ii) terminate or amend, modify, renew or extend any BFC Lease, except for non-material amendments in the ordinary course of business;

          (iii) cancel any debts or waive any claims or rights, in each case pertaining to the Business and material to the Business, except in the ordinary course of business;

          (iv) grant any increase in the compensation of Eligible Employees, except for increases (A) in the ordinary course of business and consistent with past practice which do not exceed 5% of annual compensation, (B) as a result of collective bargaining or (C) as required by any Benefit Plan;

          (v) make any capital expenditure or commitment or grant any trade discounts pertaining to the Business, other than (A) in the ordinary course of business, (B) as contemplated by Schedule 5.1, or (C) which is not material to
                                 ------------
the results of operations, financial condition or business of the Business taken as a whole;

          (vi) except with respect to endorsement of negotiable instruments in the ordinary course of its Business, incur, assume or guarantee any indebtedness for borrowed money that would cause the representations and warranties of BFC to be untrue other than (A) purchase money borrowings, (B) indebtedness for borrowed money incurred in the ordinary course of business in accordance with existing credit arrangements, (C) refundings of existing indebtedness, (D) indebtedness to BFC or an affiliate of BFC and (E) other indebtedness for borrowed money which is not material to the results of operations, financial condition, or business of the Business taken as a whole;

          (vii) pay or lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates, in each case except in the ordinary course of business consistent with past practices;

          (viii) make any change in any method of accounting or accounting principle, method or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles, or write down the value of any inventory except in the ordinary course of business consistent with past practice;

          (ix) settle, release or forgive any claim or litigation or waive any right thereto, in each case pertaining to the Business and material to the Business, except in the ordinary course;

          (x) modify, amend in any material respect or terminate any Disclosed Contract, enter into any contract that would be a Disclosed Contract if such contract were in effect as of the date of this Agreement or enter into any license agreement relating to Trademark Rights; or

          (xi) agree, whether in writing or otherwise, to do any of the foregoing.

     5.2  Investigation of Business.
          -------------------------

     Buyer may, prior to the Closing Date, make or cause to be made such investigation of the business and properties of the Business and of its financial and legal condition as Buyer deems necessary or advisable. BFC will permit Buyer and its authorized agents or representatives, including its counsel and independent accountants, to have full access to the properties, books and records of the Business (excluding access to perform any environmental audit or assessment, other than Phase I environmental site assessments, at Buyer's sole expense, as may be undertaken directly on behalf of Buyer's financing sources and which shall be performed by an environmental professional reasonably acceptable to BFC) at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business; provided, however, that Buyer shall not have access to customer lists (or other customer-specific information) prior to Closing; provided, further, that no investigation pursuant to this Section 5.2 shall qualify any representation or warranty of BFC or the conditions to the obligations of Buyer. Buyer and its representatives will hold in confidence all confidential information obtained from BFC, its officers, agents, representatives or employees in accordance with the provisions of the letter dated May 30, 1997 between General Electric Investment Corporation ("GE Investments") and BFC and the related agreement dated July 18, 1997 between
  --------------
GE Investments and E.M. Warburg, Pincus & Co., LLC (collectively, the "Confidentiality Letter").
 ----------------------

     5.3  Mutual Cooperation; No Inconsistent Action.
          ------------------------------------------

          (a) Subject to the terms and conditions hereof, BFC and Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including all of the following (i) obtain prior to Closing all licenses, certificates, permits, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated hereby, including but not limited to such consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), as set forth below and any
                              --------------
similar foreign legislation; (ii) effect all necessary registrations and filings; and (iii) satisfy the conditions to Closing. BFC and Buyer shall cooperate fully with each other to the extent reasonable in connection with the foregoing.

          (b) Buyer and BFC shall timely and promptly make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby under the Hart-Scott Act and any similar foreign legislation. Each party shall furnish to each other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. or foreign governmental agency, including, without limitation, any filings necessary under the provisions of the Hart-Scott Act.

          (c) Each of BFC and Buyer shall notify and keep the other advised as to (a) any litigation or administrative proceeding pending and known to such party, or to its knowledge threatened, which challenges the transactions contemplated hereby and (b) any event or circumstance which would constitute a breach of their respective representations and warranties in this Agreement provided, that the failure of BFC or Buyer to comply with clause (b) shall not
--------
subject BFC or Buyer to any liability hereunder except as and to the extent BFC or Buyer would be responsible for a breach of such representations and warranties pursuant to Section 8.1 or 8.2, as applicable (including, without limitation, the limitations on recovery and the time periods for bringing claims thereunder). Subject to the provisions of Section 10, hereof, BFC and Buyer shall not take any action inconsistent with their obligations under this Agreement or which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     5.4  Public Disclosures.
          ------------------

     Prior to the Closing Date, no party to this Agreement will issue any press release or make any other public disclosures concerning this transaction or the contents of this Agreement without the prior written consent of the other party. Notwithstanding the above, nothing in this Section 5.4 will preclude any party from making any disclosures required by law or regulation or necessary and proper in conjunction with the filing of any tax return or other document required to be filed with any federal, state or local governmental body, authority or agency; provided, that the party required to make the release or
                     --------
statement shall
allow the other party reasonable time to comment on such release or statement in advance of such issuance.

     5.5  Access to Records and Personnel.
          -------------------------------

          (a) The parties shall retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business and the Assets in their possession (the "Books
                                                                         -----
and Records") for the period of time set forth in their respective records
-----------
retention policies on the Closing Date or for such longer period as may be required by law or any applicable court order;

          (b) The parties will allow each other reasonable access to such Books and Records, and to personnel having knowledge of the whereabouts and/or contents of such Books and Records, for legitimate business reasons, such as the preparation of tax returns or the defense of litigation. Each party shall be entitled to recover its out-of-pocket costs (including, without limitation, copying costs) incurred in providing such records and/or personnel to the other party. The requesting party will hold in confidence all confidential information identified as such by, and obtained from, the disclosing party, any of its officers, agents, representatives or employees, provided, however, that information (i) which was in the public domain; (ii) was in fact known to the requesting party prior to disclosure by the disclosing party, its officers, agents, representatives or employees; or (iii) becomes known to the requesting party from or through a third party not under an obligation of non-disclosure to the disclosing party, shall not be deemed to be confidential information.

          (c) At the request of BFC, Buyer shall allow any person who is contemplating the direct or indirect acquisition of all or a substantial portion of the common stock of BFC to perform, at such person's expense and at such time or times as are reasonably acceptable to Buyer, Phase I environmental site assessments of the Assets (to the extent then owned by Buyer or its affiliates), which assessments shall be conducted by an environmental professional reasonably acceptable to Buyer.

     5.6  License Agreements and Transactions.
          -----------------------------------

          (a) On the Closing Date, Buyer, BFC, BFC Investments, Borden and BDH shall enter into the following transactions in the following order (the "License
                                                                         -------
Transactions"):
------------

               (i)  (x)  BFC Investments shall execute and deliver an
     assignment of BFC Investments' rights under the Existing License Agreement between Borden and BFC Investments and (y) BFC shall execute and deliver an assignment of BFC's rights under the Existing License Agreement between BFC Investments and BFC, each substantially in the form attached as Exhibits B-1 and B-2 hereto, respectively (collectively, the assignments referred to in clauses (x) and (y) above, the "Assignments"); and
                                        -----------

               (ii) immediately after the execution and delivery of the Assignments, the Existing License Agreements shall be terminated (as to the portions thereof which shall have been assigned pursuant to the Assignments), and immediately thereafter Buyer, Borden and BDH shall execute and deliver a license agreement substantially in the form of the license agreement set forth in Exhibit C hereto (the "Borden License
                                                           --------------
     Agreement").
     ---------

          (b) On the Closing Date, Buyer and BFC shall execute and deliver a license agreement, substantially in the form of Exhibit D hereto (the "Buyer's
                                                                       -------
License Agreement"), pursuant to which Buyer shall grant to BFC a license to use
-----------------
the ReaLemon, ReaLime,

RealPrune and RealFig trademarks in the territories outside the United States set forth on Schedule 5.6(b).
             ---------------

          (c) On the Closing Date, BFC shall execute and deliver an assignment to Buyer, which shall be reasonably acceptable to Buyer, assigning all of BFC's right, title and interest in the Trademark License Agreement dated as of September 4, 1997 BFC and Southern Foods Group, L.P. relating to the Meadow Gold trademark.

     5.7  Employee Relations and Benefits
          -------------------------------

          (a)  Offer to Hire.  Effective as of the Closing Date Buyer (i) may
               -------------
offer employment to any employee of BFC employed at BFC's headquarters in Columbus, Ohio who Buyer wishes to hire at comparable positions and rates of pay (provided that (x) Buyer shall not offer employment to any person set forth on
Schedule 5.7(a)(i) and (y)(1) for each position set forth on Schedule 5.7(a)(ii)
------------------                                           -------------------
under the caption "Positions", Buyer may offer employment only to the persons whose names are set forth under such caption and (2) with respect to positions set forth on such Schedule under the caption "No Eligible Employees", Buyer shall not, without the prior written consent of BFC, offer employment with respect to such position to any employee of BFC) and (ii) shall offer to hire all employees (whether or not on disability or otherwise on leave of absence) primarily involved in the conduct of the Business and who are employed at or report to the Facilities at comparable positions and rates of pay or subject to the terms and conditions of the collective bargaining agreements applicable to any such employees (subject to Section 5.7(e)) (the persons to whom offers may be made pursuant to clause (i) and the persons described in clause (ii), collectively, the "Eligible Employees" and the persons to whom offers are made
                   ------------------
pursuant to clause (i) and the
persons described in clause (ii), collectively, the "Offer Employees").
                                                     ---------------
Eligible Employees shall not include those persons who are former or retired employees of BFC or its affiliates.

With respect to an Offer Employee described in clause (i) of Section 5.7(a), unless such person expressly accepts Buyer's offer of employment as of the Closing Date, such person shall be deemed to have declined Buyer's offer of employment and shall not become an employee of Buyer as of the Closing Date. With respect to an Offer Employee described in clause (ii) of Section 5.7(a), unless such person expressly declines Buyer's offer of employment as of the Closing Date, such person shall be deemed to have accepted Buyer's offer of employment and shall become an employee of Buyer as of the Closing Date. Buyer shall be responsible for any obligations or liabilities to the Transferred Employees (as defined below) under the Worker Adjustment and Retraining Notification Act ("WARN") to the extent WARN thresholds are exceeded as a result
                   ----
of actions taken by Buyer after the Closing with respect to Transferred Employees. Buyer shall not, at any time prior to 90 days after the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee, without notifying BFC in advance and without complying with the notice requirements and other provisions of WARN.

     (b) Transferred Employees.  The Offer Employees described in clause (ii) of
         ---------------------
Section 5.7(a) who accept or are deemed to accept Buyer's offer of employment and who are covered by a collective bargaining agreement with BFC shall be referred to herein as "Transferred Union Employees". The Offer Employees (x)
                       ---------------------------
described in clause (ii) of Section 5.7(a) who accept or are deemed to accept Buyer's offer of employment and who are not covered by a collective bargaining agreement with BFC and (y) described in clause (i) of

Section 5.7(a) who expressly accept Buyer's offer of employment pursuant to
Section 5.7(a) shall be referred to herein as "Transferred Non-Union Employees".
                                               -------------------------------
Collectively, the Transferred Union Employees and the Transferred Non-Union Employees shall be referred to herein as the "Transferred Employees". The
                                              ---------------------
Transferred Employees shall cease participation in the Benefit Plans as of the Closing Date.

     (c)  Terms of Employment.  For the period ending one year after the Closing
          -------------------
Date, Buyer will provide Transferred Non-Union Employees with benefits under Buyer's employee benefit plans which are substantially comparable in the aggregate to the Benefit Plans set forth in Schedule 3.12(b)(i) (other than the
                                            -------------------
BFC post-retirement welfare plans and BFC's nonqualified deferred compensation plan for executive employees), and, subject to Section 5.7(e), will provide Transferred Union Employees with such benefits as shall be required under the terms of any applicable collective bargaining agreement covering such employees on and after the Closing Date; provided, however, that this Section shall not be
                               --------  -------
construed as guaranteeing employment to any particular employee for a period greater than otherwise required by any applicable law; provided, further, that
                                                       --------  -------
nothing in this Section shall require Buyer to sponsor a defined benefit plan for the Transferred Employees following the Closing Date. Except as provided otherwise in this Section 5.7 or as required by the terms of any collective bargaining agreements, the terms of the Transferred Employees' employment with Buyer shall be upon such terms and conditions as Buyer, in its sole discretion, shall determine.

     (d)  Past Service Credit.  Transferred Employees shall receive credit for
          -------------------
all periods of employment prior to the Closing Date, to the extent taken into account by BFC under the terms of any analogous Benefit Plan maintained by BFC, under all employee benefit plans as are adopted or implemented for Transferred Employees by Buyer for purposes of eligibility, vesting and for purposes of satisfying any service requirements for early retirement.

     (e)  Collective Bargaining Agreements.  Effective as of the Closing Date,
          --------------------------------
Buyer shall assume the collective bargaining agreements listed on Schedule
                                                                  --------
3.12(a) in respect of the Transferred Union Employees, and shall be solely
-------
responsible for discharging all liabilities arising thereunder on and after the Closing Date, however, Buyer shall be free to negotiate in good faith with recognized collective bargaining agents of the Transferred Union Employees to attempt to obtain such representative's agreement to modify such assumed collective bargaining agreements with respect to the benefit plans, programs and policies to be provided by Buyer for the Transferred Union Employees as of the Closing Date.

     (f)  COBRA.  Buyer shall have sole responsibility for "continuation
          -----
coverage" benefits provided on or after the Closing Date under Buyer's group health plans to all Transferred Employees, and "qualified beneficiaries" of Transferred Employees, for whom a "qualifying event" has occurred on or after the Closing Date. Subject to the preceding sentence, BFC shall have sole responsibility for "continuation coverage" benefits provided under BFC's group health plans to all current and former BFC employees, and "qualified beneficiaries" of current and former BFC employees, for whom a "qualifying event" has occurred, whether prior to, on or after the Closing Date. The terms "continuation coverage," "qualified beneficiaries" and "qualifying event" shall have the meanings ascribed to them under Section 4980B of the Code and Sections 601 through 608 of ERISA.

     (g)  Post-Retirement Benefits.  BFC shall remain solely responsible and
          ------------------------
liable for all obligations arising or relating to all current and former employees of the Business under all Benefit Plans that are post-retirement welfare benefit plans and Buyer shall have no obligation or liability with respect to any such plans.

     (h)  Non-Union Nonqualified Retirement Plans.  BFC currently maintains non
          ---------------------------------------
qualified retirement plans (collectively, the "BFC Nonqualified Plans") which
                                               ----------------------
provide certain retirement benefits for certain eligible employees of BFC, including certain Transferred Non-Union Employees. BFC will remain solely responsible for making all contributions to and the payment of all benefits under the BFC Nonqualified Plans with respect to the Transferred Employees, and neither Buyer nor any of its affiliates will have any obligation or liability with respect to BFC Nonqualified Plans. Effective as of the Closing, BFC will take all necessary and appropriate action to cause the BFC Nonqualified Plans to expressly provide that Transferred Non-Union Employees who were participants in the BFC Nonqualified Plans prior to the Closing Date will have their service with Buyer and its affiliates credited for benefit eligibility (including early retirement subsidies) and vesting purposes, but not for benefit accrual or compensation history purposes.

     (i)  Vacation. Each Transferred Employee will be credited by Buyer with any
          --------
unused vacation earned as of the Closing Date under the vacation policy of BFC applicable to such Transferred Employee, and BFC shall have no liability therefor following the Closing Date. Buyer agrees that it will allow the Transferred Employees to use such credited vacation to the same extent that such Transferred Employees could have used such credited vacation under the Benefit Plans. Buyer shall recognize service by each Transferred Employee with BFC for purposes of determining eligibility and entitlement to vacation leave following the Closing Date under the applicable vacation policy of Buyer; provided, however, that this Section 5.7(i) shall not be construed so as to entitle any Transferred Employee to be credited with additional vacation benefits under Buyer's vacation policy for periods of employment prior to the Closing Date.

     (j)  Severance Benefits.  Buyer agrees that, in the event any Transferred
          ------------------
Non-Union Employee is terminated by Buyer during the one-year period immediately following the Closing Date, Buyer will provide such Transferred Employee with a severance benefit which is not less than the cash separation payment that would have been provided for by BFC's severance pay policy (as set forth on Schedule
                                                                      --------
5.7(j) hereto) had such Employee been terminated under the same circumstances by
------
BFC immediately prior to the Closing Date.

     (k)  Bonus Plans.  BFC shall pay the Transferred Employees any annual
          -----------
incentive or sales bonus earned for calendar year 1997 and Buyer shall pay the Transferred Employees any annual incentive or sales bonus for periods commencing on or after January 1, 1998.

     (l)  No Rights Conferred on Employees.  Nothing herein, expressed or
          --------------------------------
implied, shall confer upon any employee or former employee of BFC or Buyer or any of their affiliates (including, without limitation, the Transferred Employees), any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement.

     (m)  Employee Welfare Benefit Plans.  Other than with respect to workers'
          ------------------------------
compensation, BFC shall retain responsibility for and continue to pay all hospital, medical, life insurance, disability (including, but not limited to, long-term disability benefits) and other welfare benefit plan expenses and benefits, and for all unemployment compensation and other government mandated benefits (collectively referred to herein as "Welfare Type Plans") for claims
                                              ------------------
covered by such plans which are incurred by Transferred Employees and their dependents prior to the Closing Date. Buyer shall be responsible for all claims incurred on or after the Closing Date by Transferred Employees and their dependents under all Welfare Type Plans, including, without limitation, those plans that are maintained by Buyer for the Transferred Employees and their dependents. For purposes of this Section 5.7(m), a claim shall be deemed to have been incurred:

          (i) with respect to a death or dismemberment claim, on the actual date on which such death or dismemberment occurs;

          (ii) with respect to a disability or salary continuation claim, on the date on which the claimant is unable as a result of injury or sickness to perform the functions of his or her job;

          (iii) with respect to a hospitalization, medical, drug or dental claim, on the date on which the service was received or the supply was purchased by the claimant; provided, however, that a claim relating to a
                                --------  -------
     claimant's hospital stay shall be deemed to be incurred on the first day of his or her confinement for that stay; provided, further, that any claims
                                           --------  -------
     related to a claimant's hospital stay other than the hospitalization itself (including, but not limited to, physician's services) shall be deemed to be incurred on the date on which the relevant service was received or the relevant supply was consumed;

          (iv) with respect to unemployment compensation or other governmental claims, on the date the incident giving rise to the claim occurred.

Transferred Non-Union Employees shall participate under all Welfare Type Plans sponsored by Buyer following the Closing Date without any waiting periods, without any evidence of insurability and without the application of any preexisting physical or mental condition restrictions (except to the extent applicable under the Welfare Type Plans sponsored by BFC), and Buyer shall provide credit for all claims incurred by the Transferred Employees prior to the Closing Date for purposes of applying deductibles, co-payments, out-of-pocket maximums and benefit maximums. Notwithstanding anything to the contrary herein, Buyer shall be responsible for all obligations and liabilities relating to workers' compensation with respect to the Transferred Employees (whether arising before, on or after the Closing Date).

     (n) Notwithstanding anything to the contrary herein, with respect to Transferred Employees who have incurred a claim for long-term disability benefits (as defined in Section 5.7(m) herein) prior to the Closing Date, (i) until such persons are no longer "disabled" within the meaning of the Borden, Inc. Total Family Protection Plan (along with any successor plan, the "TFPP"),
                                                                       ----
such persons shall continue to participate in the TFPP on and after the Closing Date for purposes of medical and disability coverage only and (ii) Buyer shall not be responsible for any medical or disability claims incurred by such persons on or after the Closing Date until such time as such persons are actively employed by Buyer and covered by Buyer's group medical and disability plans.

     (o) BFC shall be responsible for all obligations and liabilities relating to the Transferred Employees with respect to their employment with BFC prior to the Closing Date and not expressly allocated to Buyer pursuant to this Section 5.7.

     5.8  Product Shipment and Inventory Reconciliation.
          ---------------------------------------------

     Within ninety (90) days after Closing, Buyer will remove the Inventory (as defined below) from any non-public warehouses set forth on Schedule 5.8 which
                                                           ------------
continue to be owned and/or leased by BFC and its subsidiaries. Buyer shall be responsible for any warehouse storage charges incurred by BFC with respect to the Inventory of the Business on and after the Closing Date. Where such Inventories are stored in a public warehouse, BFC will provide any necessary authorization to permit Buyer to remain or withdraw from such public warehouse. Any removal Inventories shall be transported, at Buyer's expense, to warehouse locations designated by Buyer. Buyer shall also be responsible for removing, at its sole expense and risk, all equipment and other items constituting Assets acquired by Buyer hereunder which are located at any of BFC and its subsidiaries facilities not acquired by Buyer hereunder and set forth on Schedule 5.8. Buyer shall promptly reimburse BFC for any out-of-
             ------------
pocket costs, fees and expenses incurred by BFC and its subsidiaries in connection with the removal of the Assets from the premises of BFC and its subsidiaries or elsewhere where such Assets may be located. For purposes of this Section 5.8, the term "Inventory" shall mean all finished products (other
                            ---------
than finished products that have been billed and are being held for customers' accounts) of the Business on the Closing Date and all work-in-process, raw materials and packaging materials used in connection therewith, principally related to the Business.

     5.9  "As Is" Condition.
          -----------------

     Except as otherwise specifically provided by BFC in the representations and warranties of BFC set forth herein, and subject to the limitations with respect to such representations and warranties contained in this Agreement, Buyer agrees that it shall accept all Assets in an "As Is" "Where Is" condition at the Closing Date.

     5.10 Non-Solicitation.
          ----------------

     Until the Closing shall actually have occurred, Buyer acknowledges that it remains subject to paragraph 7 of the Confidentiality Letter; provided that
                                                              --------
Buyer and its affiliates shall be entitled to make offers of employment to Eligible Employees pursuant to Section 5.7(a)
above; provided, further that such offers shall be conditioned upon the
       --------  -------
occurrence of the Closing.

     5.11 [Intentionally Omitted].
          -----------------------

     5.12 Financing.
          ---------

          (a) Buyer shall use its reasonable best efforts to obtain financing to consummate the transactions contemplated by this Agreement within 60 days of the date of this Agreement. If for any reason Buyer cannot obtain such financing by such date on the terms set forth in the Financing Letters, Buyer shall use its reasonable best efforts to obtain such financing by such date from other sources; provided, however, the reasonable best efforts shall not be deemed to
         --------
include acceptance of financial or other terms that are not, taken as a whole, at least as favorable in all material respects to Buyer as the terms contained in the Financing Letter. Buyer shall use its reasonable best efforts to satisfy at or before the Closing all requirements which are conditions to its closing all transactions constituting the Financing and to its drawing down the cash proceeds thereunder.

          (b) BFC shall cooperate with Buyer in all reasonable respects to enable Buyer to obtain the Financing including using its reasonable efforts to
(i) obtain consents of its independent public accountants and comfort letters, when required, with respect to each of the Financial Statements, at Buyer's sole cost and expense, so that the Financial Statements can be used in Rule 144A offering memoranda and registration statements filed under the Securities Act of 1933, as amended, and reports under the Securities Exchange Act of 1934, as amended (the "Public Filings"), issued or filed by Buyer, (ii) cooperate with
              --------------
Buyer so Buyer can obtain information sufficient for Buyer to comply with the requirements for the Management's Discussion and Analysis portion of the Public Filings, (iii) compile the requisite financial information, including supplying financial information for purposes of comfort letters to be issued in connection with the Public Filings,
(iv) request the independent public accountants of the Business to give full and complete access to Buyer and its agents to its work papers and any other supporting information relating to the Financial Statements, subject to customary agreements sought by independent public accountants in connection with giving such access, (v) sign customary management representation letters relating to the Financial Statements, (vi) cooperate in the preparation of financial statements for the Business that are suitable for inclusion by Buyer in the Public Filings, including compliance with the applicable provisions of Regulation S-X, and (vii) provide such personnel as are reasonably requested by Buyer to participate in roadshow, rating agency and lender presentations and meetings relating to such Financing so long as such participation does not interfere with the normal functioning of the Business.

          (c) Effective at the opening of business on the Closing Date, Buyer shall be responsible for funding all disbursements of the Business. Any cash, cash equivalents, similar investments, certificates of deposit, Treasury bills and other marketable securities held by the Business at the Closing shall be treated by the parties consistent with Section 1.3.

     5.13 Consumer Claims and Complaints.
          ------------------------------

     The parties shall assure that their respective consumer affairs departments cooperate and assist each other to assure the expeditious handling of consumer claims and complaints.

     5.14 Promotion/Pricing Allowance.
          ---------------------------

     In the event that customers of the Business bill Buyer or make deductions against Buyer's otherwise valid invoices for trade promotion or pricing allowances (such as slotting allowances, returns, retailer or distributor ads, store display allowances, coupons, trade deductions and similar items) applicable to any of BFC's businesses other than the Business, Buyer will promptly forward such bill or a bill for such deductions, as the case may be, with commercially reasonable supporting documentation, to BFC which will, in turn, promptly pay all valid claims supported by such documentation. In the event customers of the Business bill BFC or make deductions against BFC's otherwise valid invoices for any such trade promotion or pricing allowances applicable to the Business and incurred on or after the Closing Date, BFC will promptly forward such bill or a bill for such deductions, as the case may be, with commercially reasonable supporting documentation, to Buyer which will, in turn, promptly pay all valid claims supported by such documentation. With respect to any such trade promotion or pricing allowances applicable to the Business and incurred prior to the Closing Date, to the extent the liability for any such allowance is an Assumed Liability or an Excluded Liability, BFC (in the case of Assumed Liabilities) or Buyer (in the case of Excluded Liabilities) will promptly forward such bill or a bill for such deductions, as the case may be, with commercially reasonable supporting documentation, to the other party which will, in turn, promptly pay all valid claims supported by such documentation. If either party contests the validity of any such claims and the parties hereto cannot resolve the issue of validity after good faith attempts to do so, then either party may make a claim for indemnity under Sections 8.1 or 8.2, as applicable.

     5.15 Administration of Accounts; Customer Inquiries.
          ----------------------------------------------

          (a) All payments and reimbursements made in the ordinary course of business by any third party in the name of or to BFC or any affiliate thereof in connection with or arising out of the Assets or Assumed Liabilities after the Closing Date shall be held by such person in trust for the benefit of Buyer and, immediately upon receipt by such person of any such payment or reimbursement, such person shall pay over to Buyer the amount of such payment or reimbursement without right of set off.

          (b) All payments and reimbursements made in the ordinary course of business by any third party in the name of or to Buyer or any affiliate thereof in connection with or arising out of the Excluded Assets or Excluded Liabilities after the Closing Date shall be held by such person in trust for the benefit of BFC and, immediately upon receipt by such person of any such payment or reimbursement, such person shall pay over to BFC the amount of such payment or reimbursement without right of set off.

          (c) BFC covenants and agrees that it will, and will cause BFC Investments to, promptly forward to Buyer any mail (physical, electronic or otherwise), facsimile or telephone inquiries of actual or potential clients, customers, suppliers and vendors of or relating to the Business, including, without limitation, customer orders.

     5.16 Services Agreement.
          ------------------

     On the Closing Date, Buyer and BFC shall execute and deliver an agreement, substantially in the form attached hereto as Exhibit E (the "Services
                                                             --------
Agreement"), pursuant to which BFC shall agree to provide certain transition
---------
services on the terms and subject to the conditions set forth therein.

     5.17 Puerto Rico Distributor Agreement.
          ---------------------------------

     On or prior to the Closing Date, Buyer shall, and BFC shall cause Borden Foods Puerto Rico, Inc., a Delaware corporation and a subsidiary of BFC ("Borden
                                                                          ------
Puerto Rico"), to execute and deliver a six-month distributor agreement,
-----------
substantially in the form attached hereto as Exhibit F (the "Puerto Rico
                                                             -----------
Distributor Agreement").  If the Puerto Rico Distributor Agreement shall be
---------------------
terminated in accordance with its terms, BFC shall cause Borden Puerto

Rico not to assert Dealer's Contract Law, Law 75 of June 24, 1964 (101PRA (S)
278) ("Law 75") or to contest the exclusive jurisdiction and governing law
       ------
provisions of such agreement; provided, however, that BFC's obligations under
                              --------  -------
this sentence shall be terminated if BFC shall transfer all or substantially all of the stock of Borden Puerto Rico to a third party and if, in connection with such transfer, such third party shall agree to assume BFC's obligations under this sentence; and provided, further, that if the third party which acquires all
                   --------  -------
or substantially all of the stock of Borden Puerto Rico is a Puerto Rican person, then such Puerto Rican person shall agree, in a document subject to the law and exclusive jurisdiction of a jurisdiction other than Puerto Rico, to indemnify and hold harmless Buyer against any breach of such Puerto Rican person's agreement, in connection with a termination of the Puerto Rico Distributor Agreement in accordance with its terms, to cause Borden Puerto Rico not to assert Law 75 or to contest the exclusive jurisdiction and governing law provisions of such agreement

     5.18 Canadian Copack and Distribution Agreements.
          -------------------------------------------

     Following the date hereof, Buyer and BFC (on behalf of itself and/or a Canadian affiliate) shall negotiate in good faith a co-pack agreement, a distribution agreement and sales agency agreements (collectively, the "Canadian
                                                                       --------
Agreements") substantially on the terms set forth on Exhibit G hereto and
----------
otherwise on such customary terms as Buyer and BFC shall mutually agree.

     5.19 Covenant Not to Compete.  (a)  BFC and BFC Investments acknowledge
          -----------------------
that the agreements and covenants contained in this Section 5.19 are essential to protect the value of the Business being acquired by Buyer. Therefore, BFC agrees that for the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing

Date (such period is hereinafter referred to as the "Restricted Period"),
                                                     -----------------
neither BFC nor any of its subsidiaries shall in the territory set forth under the caption "Territory" on Schedule 5.19 participate or engage, directly or
             ---------     -------------
indirectly, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in developing, manufacturing, marketing, distributing and selling (i) sweetened condensed milk,
(ii) liquid or powdered non-dairy coffee creamer, (iii) canned egg nog, (iv) lemon or lime, shelf-stable juice or lemon or lime juice concentrate, (v) liquid or frozen pie filling (including mincemeat), whether or not shelf stable and however packaged, and (vi) acid-neutralized instant coffee. Notwithstanding the foregoing, BFC may (i) own equity securities of a public company in an amount not to exceed 5% of the issued and outstanding equity securities of such company, (ii) engage in a transaction whereby, directly or indirectly, it acquires (whether by merger, stock purchase, purchase of assets or otherwise), any person or business, or any interest in any person or business, engaged at the time of such acquisition in the manufacture or sale of any of the foregoing products, provided that no more than 17.5% of such person's or business's
          --------
revenues result from the manufacture or sale of such products, provided,
                                                               --------
further, that if at the time of such acquisition such revenues exceed 17.5%,
-------
this Section 5.19(a) shall not be deemed to be violated if such revenues do not exceed 17.5% within one year following the consummation of such acquisition or
(iii) participate or engage, directly or indirectly, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in developing, manufacturing, marketing, distributing and selling the products listed under the caption "Excluded Products" on Schedule
                                               -----------------     --------
5.19.
----

          (b) BFC acknowledges that the value to Buyer of the transactions contemplated by this Agreement would be substantially diminished if BFC or any controlled affiliate were to solicit the employment of any Transferred Employee (other than an hourly worker or an employee who serves in a clerical function).
Accordingly, BFC agrees that, for a period of two years following the Closing Date, neither BFC nor any subsidiary of BFC shall solicit the employment of any employee or employ any person who is an employee of Buyer (other than an hourly worker or an employee who serves in a clerical function); provided, however,
                                                          --------  -------
that the foregoing provision will not prevent BFC from hiring any Transferred Employee (i) who responds to a public advertisement placed by BFC, (ii) who has not been employed by Buyer during the preceding six months or (iii) who has been terminated by Buyer.

          (c) Buyer acknowledges that the value to BFC of the transactions contemplated by this Agreement would be substantially diminished if Buyer or any controlled affiliate were to solicit the employment of any employee of BFC or its affiliates (other than pursuant to Section 5.7(a) prior to the Closing Date, other than as set forth in the following paragraph and other than an hourly worker or an employee who serves in a clerical function). Accordingly, Buyer agrees that, for a period of two years following the Closing Date (subject to the provisions of the following paragraph), neither Buyer nor any subsidiary of Buyer shall solicit the employment of any employee or employ any person who is an employee of BFC or any of its affiliates (other than an hourly worker or an employee who serves in a clerical function); provided, however, that the
                                             --------  -------
foregoing provision will not prevent Buyer from hiring any employee of BFC or any of its affiliates (i) who responds to a public advertisement placed by Buyer, (ii) who has not been employed by BFC during the preceding six months or
(iii) who has been terminated by BFC.

          Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the earlier of the 60th day following the Closing Date and February 28, 1998, Buyer may offer employment to any employee of BFC employed at BFC's headquarters in Columbus, Ohio who Buyer wishes to hire at comparable positions and rates of pay, subject to (1) compliance with the provisos set forth in clause (i) of Section 5.7(a) and (2) the condition that Buyer may not make any such offer to any person who shall have been designated in good faith by BFC pursuant to a notice delivered to Buyer not more than five days prior to the Closing Date as being ineligible to be hired by Buyer pursuant to this sentence, provided, that, BFC shall only be permitted to designate (i)
                  --------
persons who BFC would like to employ to fill the positions listed under the caption "Positions" and "No Eligible Employees" on Schedule 5.7(a)(ii) (or
                                                   -------------------
comparable positions with BFC to the extent any positions listed on such Schedule relate to the Business but not to BFC's retained businesses and (ii) an additional 40 persons. Upon express acceptance by any BFC employee to whom Buyer is permitted to make offers pursuant to the preceding sentence of any such offer (such date of acceptance, the "Acceptance Date"), for purposes of Section
                                     ---------------
5.7, (i) such employee shall be deemed to be a Transferred Non-Union Employee as of the Acceptance Date and (ii) for purposes of allocating all obligations and liabilities under Section 5.7 with respect to such person, the references in
Section 5.7 to the Closing Date and the Closing shall be deemed to be references to the Acceptance Date.

          (d) BFC and Buyer agrees that a monetary remedy for a breach of the agreements set forth in Section 5.19(a), (b) or (c) hereof will be inadequate and impracticable and further agrees that such a breach would cause irreparable harm, and that the non-breaching party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the breaching party agrees that the non-breaching party shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

          (e) If any provision of this Section 5.19 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to BFC as so curtailed.

          (f) The parties agree that $5,000,000 of the Purchase Price will be allocated to the covenants contained in Section 5.19(a) and the covenants contained in Section 5.19(b).

     5.20 Confidentiality.  BFC and BFC Investment each recognizes that by
          ---------------
reason of its ownership of the Assets, it has acquired confidential information and trade secrets concerning the operation of the Business, the use or disclosure of which could cause the Buyer or its affiliates substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each of BFC and BFC Investments covenants and agrees with Buyer that it will not at any time, except in performance of its obligations to Buyer or with the prior written consent of Buyer, directly or indirectly, disclose any proprietary, material non-public secret or confidential information relating to the Business that it may learn or has learned by reason of its ownership of the Assets, unless (i) such information becomes known to the public generally through no fault of BFC or BFC Investments or (ii) disclosure is required in the opinion of counsel to BFC or BFC Investments, by applicable law, regulation or legal process. The parties agree that the covenant contained in this Section imposes a reasonable restraint on BFC and BFC

Investments, and their respective applicable employees, in light of the activities and business of Buyer proposed to be conducted on and after the Closing Date, assuming the completion of the transactions contemplated hereby, and the current plans of the Buyer.

     5.21 Acquisition of Rights to Confidentiality.  At the Closing, BFC shall
          ----------------------------------------
assign, grant and convey to Buyer all their respective rights under confidentiality agreements between it and persons other than the Buyer that were entered into in connection with or relating to a possible sale of the Business or any part thereof (collectively, the "Other Confidentiality Letters"),
                                        -----------------------------
including the right to enforce all terms of the Other Confidentiality Letters, but only to the extent the other Confidentiality Letters relate to the Business or any part thereof and are assignable. At the Closing, BFC shall deliver to Buyer copies of the Other Confidentiality Letters to the extent permitted by the terms thereof, provided that if any Other Confidentiality Agreement shall not be
               --------
assignable, BFC shall disclose to Buyer the parties to such agreement, but only to the extent such disclosure is not prohibited by the terms thereof.

     5.22 Certain Restrictions.  Buyer agrees that it shall not, in any
          --------------------
territory set forth on Schedule 1.3(a)(i), use or seek to register any trademark
                       ------------------
or service mark or trade name incorporating the word "Cremora" or any logo related thereto or used in connection therewith, including any translations, adaptations or derivations thereof. Any person to whom BFC or any of its affiliates transfers any trademarks or service marks or trade names incorporating the word "Cremora" not being sold pursuant to this Agreement shall be entitled to enforce the provisions of this Section as a third party beneficiary hereof, but only if and to the extent such person agrees in writing to a reciprocal provision for Buyer's benefit.

6    CONDITIONS
     ----------

     6.1  Conditions Precedent to Obligations of Buyer, BFC and BFC Investments.
          ---------------------------------------------------------------------
The respective obligations of Buyer, BFC and BFC Investments to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  No Injunction, etc.  At the Closing Date, there shall be no
               -------------------
injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Purchase or the transfer to Buyer by BFC or BFC Investments of any Assets.

          (b)  Regulatory Authorizations.  All consents, approvals,
               -------------------------
authorizations and orders of federal, state and foreign governmental and regulatory authorities as are necessary in connection with the transfer of the Assets (the "Required Consents") shall have been obtained, except for Required
             -----------------
Consents the failure to obtain which, individually or in the aggregate, are not material to the operations of the Business taken as a whole or the failure of which to obtain would not subject the Buyer, BFC, or BFC Investments, or any officer, director, or agent of any such person to civil or criminal liability; provided that for purposes of this clause (b) applicable waiting periods
--------
specified under the HSR Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated.

     6.2  Conditions Precedent to Obligation of BFC and BFC Investments.
          -------------------------------------------------------------

     The obligation of BFC and BFC Investments to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

          (a)  Accuracy of Buyer's Representations and Warranties; Covenants of
               ----------------------------------------------------------------
Buyer.  The representations and warranties of Buyer contained in this Agreement
-----
(except as
affected by the transactions contemplated in this Agreement) that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer set forth in this Agreement and that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date; Buyer shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to Closing; and BFC shall have received a certificate signed by an officer of Buyer to such effect;

          (b)  License Agreements.  Buyer shall have executed the Borden License
               ------------------
Agreement and the Buyer's License Agreement;

          (c)  Services Agreement.  Buyer shall have executed the Services
               ------------------
Agreement;

          (d)  Puerto Rico Distributor Agreement.  Buyer shall have executed the
               ---------------------------------
Puerto Rico Distributor Agreement.

          (e)  Canadian Agreements.  Buyer shall have executed the Canadian
               -------------------
Agreements;

          (f)  Assumption Agreement.  Buyer shall have executed an undertaking
               --------------------
(the "Assumption Agreement") substantially in the form of Exhibit H pursuant to
      --------------------
which Buyer agrees to assume the Assumed Liabilities; and

          (g)  Opinion of Counsel.  BFC shall have received a favorable opinion,
               ------------------
dated as of the Closing Date, from Willkie Farr & Gallagher, counsel to Buyer, in form and substance reasonably satisfactory to BFC and its counsel substantially to the effect as set forth on Exhibit I hereto.

     6.3  Conditions Precedent to Obligation of Buyer.
          -------------------------------------------

     The obligation of Buyer to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

          (a)  Accuracy of Representations and Warranties of BFC; Covenants of
               ---------------------------------------------------------------
BFC.  The representations and warranties of BFC contained in this Agreement
---
(except as affected by the transactions contemplated in this Agreement) that are qualified as to materiality shall be true and correct and the representations and warranties of BFC and BFC Investments set forth in this Agreement and that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date; BFC shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to Closing; and Buyer shall have received a certificate signed by an officer of BFC to such effect;

          (b)  License Agreements and the Assignments.  BFC Investments and BFC
               --------------------------------------
shall each have executed an Assignment, BFC, Borden and BFC Investments shall have executed the Borden License Agreement and BFC shall have executed the Buyer's License Agreement;

          (c)  Services Agreement.  BFC shall have executed the Services
               ------------------
Agreement;

          (d)  Puerto Rico Distributor Agreement.  Borden Puerto Rico shall have
               ---------------------------------
executed the Puerto Rico Distributor Agreement;

          (e)  Canadian Agreements.  BFC shall have executed the Canadian
               -------------------
Agreements;

          (f)  Bill of Sale.  BFC shall have executed a general conveyance,
               ------------
assignment and bill of sale, substantially in the form of Exhibit J hereof;

          (g)  Consents and Approvals. All consents, waivers, authorizations and
               ----------------------
approvals of any person (other than those of any federal, state and foreign governmental and regulatory authorities which shall be covered by Section 6.1(b)), required in connection with the execution, delivery and performance of this Agreement (including without limitation the consents and approvals identified on Schedule 3.3, but excluding consents and approvals of any party to
              ------------
any of the equipment leases to which BLC/City Corp. is a party listed under the caption "Personal Property Leases" on such Schedule) shall have been duly obtained and shall be in full force and effect on the Closing Date, except for consents, waivers, authorizations and approvals the failure to obtain which, individually or in the aggregate, would not have a Material Adverse Effect.

          (h)  No Material Adverse Change.  During the period from the date
               --------------------------
hereof to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, prospects, results of operations or condition (financial or otherwise) of the Business taken as a whole.

          (i)  Opinions of Counsel.  Buyer shall have received (x) a favorable
               -------------------
opinion addressed to Buyer and, if requested by Buyer, Buyer's lenders, dated as of the Closing Date, from the General Counsel of BFC, in form and substance reasonably satisfactory to Buyer and its counsel substantially to the effect as set forth on Exhibit K hereto and (y) a favorable opinion addressed to Buyer, dated as of the Closing Date, from Simpson Thacher & Bartlett, in form and substance reasonably satisfactory to Buyer and its counsel substantially to the effect as set forth on Exhibit L hereto.

          (j)  Financing.  Buyer shall have received the proceeds of the
               ---------
financings necessary to consummate the transactions contemplated by this Agreement.

7    CLOSING
     -------

     7.1  Closing Date.
          ------------

          (a) Unless this Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Section 9 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall
                                                                 -------
take place at the offices of Simpson Thacher & Bartlett, at 10:00 a.m., New York City time, on the date on which, or within two business days after the date on which, all of the conditions to the Closing set forth in Section 6 hereof are satisfied or waived, or such other date, time and place as shall be agreed upon by BFC and Buyer (the actual date and time being herein called the "Closing
                                                                    -------
Date").
----

     7.2  Buyer Deliveries.
          ----------------

     At the Closing, Buyer shall deliver (i) the BFC Purchase Price and the IP Purchase Price as provided in Section 2.1(b) hereof, (ii) the documents described in Section 6.2 hereof, (iii) such other documents and instruments as counsel for Buyer and BFC mutually agree to be reasonably necessary to consummate the transactions described herein.

     7.3  BFC Deliveries.
          --------------

     At the Closing, BFC and/or BFC Investments shall deliver or cause one or more of its affiliates to deliver to Buyer the following executed instruments in such form and substance as indicated in any applicable Schedule hereto, or as is reasonably acceptable to Buyer:

          (a)  the documents described in Section 6.3 hereof;

          (b) bargain and sale deed with covenant against grantor's acts (or local equivalent) to each of the BFC Owned Real Properties;

          (c) a Non-Foreign Affidavit duly executed and acknowledged stating that BFC is not a "foreign person" within the meaning of Section 1445(f);

          (d) an omnibus assignment, reasonably acceptable to Buyer, transferring to Buyer all of BFC's right, title and interest in and to the BFC Owned Real Properties, the improvements located thereon and rights related thereto;

          (e) duly executed and acknowledged title affidavits and/or certificates as the Title Company (as defined in Section 11.6) shall deem necessary or desirable in form and substance satisfactory to such title company; provided, that any such affidavit or certificate shall be in the usual and
--------
customary form and shall not increase the retained liability of BFC beyond that specifically provided for in this Agreement in any material respect;

          (f) to the extent available to BFC, all plans and specifications, surveys, guarantees, warranties, operating manuals and keys related to or used in connection with any of the BFC Real Properties;

          (g) physical possession and control of the BFC Owned Real Properties free and clear of all leases, licenses and occupancy agreements, tenants or other occupants; and

          (h) Such other documents and instruments as counsel for Buyer and BFC mutually agree to be reasonably necessary to consummate the transactions described herein.

8    INDEMNIFICATION
     ---------------

     8.1  Indemnification by BFC.
          ----------------------

     (a) BFC shall defend, indemnify and hold Buyer and its affiliates harmless from and against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses, including reasonable attorneys', consultants' and experts' fees and expenses, incurred directly by Buyer and its affiliates (hereinafter "Buyer Losses") which arise out of (i) any breach of any of the
              ------------
representations and warranties contained in Sections 3.1 through 3.22 (other than Section 3.15), (ii) any breach of any of the representations and warranties contained in Section 3.15, (iii) any breach by BFC of any of its covenants (other than the covenant set forth in clause (b) of the first sentence of
Section 5.3(d)) in this Agreement which survive the Closing, (iv) the matters set forth on Schedule 8.1, (v) the ownership, operation or use of any of the
             ------------
Excluded Assets or (vi) Excluded Liabilities. Buyer shall give BFC prompt written notice of any third party claim which may give rise to any indemnity obligation under this Section, together with the estimated amount of such claim, and BFC shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying Buyer within thirty (30) days of receipt of Buyer's written notice; provided, however, that BFC's counsel shall be reasonably satisfactory to Buyer. Buyer's failure to give prompt notice shall not affect the indemnification obligations hereunder except to the extent such failure materially prejudices BFC. If Buyer desires to participate in any such defense assumed by BFC, it may do so at its sole cost and expense. If BFC declines to assume any such defense, it shall be liable for all reasonable costs and expenses of defending such claim incurred by Buyer, including reasonable fees and disbursements of counsel, consultants and experts and any settlement or judgment resulting therefrom. Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction, deed restriction or decree which would restrict the future activity or conduct of the other party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

     (b) The foregoing obligation to indemnify Buyer and its affiliates set forth in Section 8.1(a) shall be subject to each of the following limitations:

          (i) BFC's indemnification obligation for any Buyer Losses under clauses (i) or (ii) of Section 8.1(a) shall survive only to the extent specified in Section 3.24 and thereafter all such representations and warranties of BFC under this Agreement shall be extinguished. No claim for recovery of Buyer Losses referred to in clauses (i) or (ii) of Section 8.1(a) may be asserted by Buyer after the applicable period referred to in
     Section 3.24; provided, however, that claims first asserted in writing with
                   --------  -------
     specificity within such period shall not thereafter be barred;

          (ii) No reimbursement for Buyer Losses asserted against BFC under clause (i) of Section 8.1(a) shall be required unless and until the cumulative aggregate amount of such Buyer Losses equals or exceeds $2,500,000 (the "Threshold") and then only to the extent that the
                      ---------
     cumulative aggregate amount of Buyer Losses, as finally determined, exceeds the Threshold; provided that in calculating the Threshold, any Buyer Losses
                    --------
     which individually total less than $25,000 each ("De Minimis Buyer Losses")
                                                       -----------------------
     shall be excluded in their entirety and BFC in any event shall have no liability hereunder to Buyer and its affiliates for any such De Minimis Buyer Losses; provided, further, that such De Minimis Buyer Losses may not
                   --------  -------
     exceed one million dollars ($1,000,000) in the aggregate;

          (iii) No reimbursement for Buyer Losses asserted against BFC under clause (ii) of Section 8.1(a) shall be required unless and until the cumulative aggregate amount of such Buyer Losses equals or exceeds $500,000 (the "Environmental Threshold") and then only to the extent that the
           -----------------------
     cumulative aggregate amount of Buyer Losses, as finally determined, exceeds the Environmental Threshold; and

          (iv) BFC's aggregate liability to Buyer and its affiliates under clauses (i), (ii) and (iv) of Section 8.1(a) for Buyer Losses shall not exceed 50% of the Purchase Price.

     (c) The indemnities provided in this Section 8.1 shall survive the Closing. Absent fraud, the indemnity provided in this Section 8.1 and injunctive relief shall be the sole and exclusive remedies of the indemnified party against the indemnifying party at law or equity for any matter covered by Sections 8.1(a) and (b).

     (d) In no event shall BFC be liable to Buyer or its affiliates for special, indirect, incidental, consequential or punitive damages.

     (e) For purposes of clauses (i) or (ii) of Section 8.1(a), in determining whether there has been a breach of any representation or warranty contained in Sections 3.1 through 3.22 (other than in the first sentence of Section 3.5) or the amount of any Buyer Losses resulting from any such breach, such representations and warranties shall be read without regard to any "Material Adverse Effect" qualifier contained therein.

     (f) Notwithstanding any other provision of this Agreement to the contrary, a Remedial Action that would otherwise be subject to indemnification under this Agreement shall be subject to indemnification only to the extent that (i) the Remedial Action is required by order of a governmental entity pursuant to Environmental Laws or undertaking the

Remedial Action is otherwise reasonable under the totality of the circumstances (but without regard to the availability of indemnification pursuant to this Agreement) and (ii) the Remedial Action is performed in the most cost-effective manner reasonable under the totality of the circumstances; provided, however,
                                                           --------  -------
that any Remedial Action required by order of a governmental authority shall be deemed cost-effective.

     8.2  Indemnification by Buyer.
          ------------------------

     (a) Buyer shall defend, indemnify and hold BFC and its affiliates harmless from and against and in respect of any and all actual losses, liabilities, damages, judgements, settlements and expenses, including reasonable attorney's, consultants' and experts' fees and expenses, incurred directly by BFC and its affiliates (hereinafter "Seller Losses"; together with Buyer Losses, "Losses")
                         -------------                                ------
arising out of or relating to (i) any breach of any of the representations and warranties contained in Sections 4.1 through 4.5 hereof, (ii) any breach by Buyer of any of its covenants (other than the covenant set forth in clause (b) of the first sentence of Section 5.3(e)) in this Agreement which survives the Closing, (iii) the ownership, operation or use of the Assets on or after the
Closing Date or (iv) all Assumed Liabilities.   BFC shall give Buyer prompt
written notice of any third party claim which may give rise to any indemnity obligation under this Section, together with the estimated amount of such claim, and Buyer shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying BFC within thirty (30) days of receipt of BFC's written notice; provided, however, that Buyer's counsel shall be reasonably satisfactory to BFC. BFC's failure to give prompt notice shall not affect the indemnification obligations hereunder except to the extent such failure materially prejudices Buyer. If BFC desires to participate in any such defense assumed by Buyer it may do so at its sole cost and expense.

If Buyer declines to assume any such defense, it shall be liable for all costs and expenses of defending such claim incurred by BFC and BFC Investments, including reasonable fees and disbursements of counsel, consultants and experts and any settlement or judgment resulting therefrom. Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction, deed restriction or decree which would restrict the future activity or conduct of the other party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand.

     (b) The foregoing obligation to indemnify BFC and its affiliates set forth in Section 8.2(a) shall be subject to each of the following limitations:

          (i)  Buyer's indemnification obligation for Seller Losses under clause
     (i) of Section 8.2(a) shall survive only to the extent specified in Section
     4.7 and thereafter all such representations and warranties of Buyer under this Agreement shall be extinguished. No claim for the recovery of such Seller Losses referred to in clause (i) of Section 8.2(a) may be asserted by BFC and BFC Investments after the period specified in Section 4.7; provided, however, that claims first asserted in writing with specificity
     --------  -------
     within such period shall not thereafter be barred;

          (ii) No reimbursement for Seller Losses asserted against Buyer under clause (i) of Section 8.2(a) shall be required unless and until the cumulative aggregate amount of such Seller Losses equals or exceeds $2,500,000 (the "Buyer Threshold") and then only to the extent that the
                      ---------------
     cumulative aggregate amount of Seller Losses, as
     finally determined, exceeds said Buyer Threshold; provided that in
                                                       --------
     calculating such Threshold any Seller Losses which individually total less than $25,000 each ("De Minimis Seller Losses") shall be excluded in their
                         ------------------------
     entirety and Buyer in any event shall have no liability hereunder to BFC and its affiliates for any such De Minimis Seller Losses; provided,
                                                               --------
     further, that such De Minimis Seller Losses may not exceed one million
     -------
     dollars ($1,000,000) in the aggregate.

          (iii) Buyer's liability to BFC and its affiliates under clause (i) of
     Section 8.2(a) for Seller Losses shall not exceed 50% of the Purchase
     Price.

     (c) The indemnities provided in this Section 8.2 shall survive the Closing. Absent fraud, the indemnity provided in this Section 8.2 and injunctive relief shall be the sole and exclusive remedies of the indemnified party against the indemnifying party at law or equity for any matter covered by Sections 8.2(a) and (b).

     (d) In no event shall Buyer be liable to BFC or its affiliates for special, indirect, incidental, consequential or punitive damages.

     (e) For purposes of clause (i) of Section 8.2(a), in determining whether there has been a breach of any representation or warranty contained in Sections
4.1 through 4.5 or the amount of any Seller Losses resulting from any such breach, such representations and warranties shall be read without regard to any "Material Adverse Effect" qualifier contained therein.

     8.3  Indemnification Calculations.
          ----------------------------

          (a) The amount of any Seller Losses or Buyer Losses for which indemnification is provided under this Section 8.1 or 8.2, as applicable, shall be computed net of any insurance proceeds received by the indemnified party in connection with such Losses.

If the amount with respect to which any claim is made under Section 8.1 or 8.2, as applicable (an "Indemnity Claim") gives rise to an actual Tax Benefit (as
                   ---------------
defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to an actual Tax Benefit, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if realized. For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment. For purposes of this Section 8.3, a "Tax Benefit" means an amount by
                                               -----------
which the tax liability of the party (or group of corporations including the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a party has other losses, deductions, credits or items available to it, the determination of any Tax Benefit shall be calculated by comparing the tax liability of the indemnified party, computed without regard to any losses, deductions, credits or items relating to the indemnity claim, to the tax liability of the indemnified party, computed after taking into account any losses, deductions, credits or items relating to the indemnity claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section 8.3. The amount of the refunded reduction or payment shall be deemed a payment under this Section 8.3 and thus shall be paid subject to any applicable reductions under this Section 8.3.

     (b) The parties agree that any Losses for which indemnification is provided under Section 8.1 and 8.2 and indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

9    TERMINATION
     -----------

     9.1  Termination Events.
          ------------------

     This Agreement may be terminated and the transactions contemplated herein may be abandoned:

          (a)  by mutual consent of the parties hereto;

          (b) by BFC, in its sole discretion, after the later of (i) January 31, 1998 or (ii) forty-five days following the Financial Statement Date (as defined below), if Buyer shall not have received, subject only to the satisfaction of the conditions to Buyer's obligations to consummate the Purchase set forth in Section 6.1 and 6.3 (other than Section 6.3(k)), all of the proceeds of the Financing, and, at BFC's request, provided evidence thereof to BFC, which evidence shall be in form and substance reasonably satisfactory to BFC. The "Financial Statement Date" shall mean the date on which the Financial
          ------------------------
Statements shall be deemed, for purposes of this Agreement, to be in compliance with the applicable provisions of Regulation S-X. The Financial Statement Date shall be deemed to have occurred on the seventh day following the date of this Agreement unless Buyer shall have provided BFC with a notice setting forth Buyer's belief that the Financial Statements are not in compliance with Regulation S-X and the basis of its belief in reasonable detail. Upon receipt of any such notice within such time period, BFC and Buyer shall cooperate in the preparation of financial statements for the Business for inclusion by Buyer in the Public Filings that comply with the applicable provisions of Regulation S-X, and the date on which such financial statements so comply, in the reasonable judgment of the parties acting in good faith, shall be deemed to be the Financial Statement Date.

          (c) by BFC or Buyer, by notice to the other, if the Closing shall not have been consummated on or before March 2, 1998, unless extended by written agreement of the parties hereto, so long as the party terminating this Agreement shall not be in default or breach hereunder.

          (d) by BFC or Buyer, by notice to the other, if the other shall have committed a material breach of this Agreement, and such breach is not cured within sixty (60) days after delivery of a written notice to the breaching party specifying such default.

     9.2  Effect of Termination.  In the event of any termination of the
          ---------------------
Agreement as provided in Section 10.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or BFC Investments or BFC, except that (i) the obligations of Buyer and BFC under Sections 6.2, 6.11 and 12.6 of this Agreement shall remain in full force and effect and (ii) termination shall not preclude either party from suing the other party for breach of this Agreement.

10   ALTERNATIVE DISPUTE RESOLUTION
     ------------------------------

     The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the disputing party's original notice, or if the parties fail to meet within twenty (20) days, either party may initiate legal proceedings to resolve the controversy or claim. If a party's negotiator intends to be accompanied at a meeting by an attorney, the other party's negotiator shall be given at least three (3) working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

11   MISCELLANEOUS AGREEMENTS OF THE PARTIES
     ---------------------------------------

     11.1 Notices.
          -------

     All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

          If to Buyer:   c/o GE Investment Private Placement Partners II,
                         a Limited Partnership
                         3003 Summer Street
                         Stamford, Connecticut  06905
                         Attn:  Andreas Hildebrand
                         Fax:  203-326-2375

                         and

                         c/o Warburg Pincus Ventures, L.P.
                         466 Lexington Avenue
                         New York, New York  10017
                         Attn:  Kewsong Lee
                         Fax:  212-878-6162

          With a Copy to:     Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                              New York, New York  10022
                              Attn:  Steven J. Gartner, Esq.
                              Fax:  212-821-8111

          If to BFC or BFC
          Investments:        Nancy G. Brown
                              Vice President,
                              Legal and Corporate Affairs
                              Borden Foods Corporation
                              180 East Broad Street
                              Columbus, Ohio  43215-3799
                              Fax:  614-225-4420

          With a Copy to:     William F. Stoll
                              Senior Vice President and
                              General Counsel
                              Borden Inc.
                              180 East Broad Street
                              Columbus, OH 43215-3799
                              Fax:  614-627-8374

or to such other address as any such party shall designate by written notice to the other parties hereto.

     11.2 Bulk Transfers.
          --------------

     Buyer waives compliance with the provisions of all applicable laws relating to bulk transfers in connection with this sale of assets.

     11.3 Transaction Taxes.
          -----------------

     BFC and Buyer agree to each pay one-half of all sales and transfer taxes, if any, which may be payable with respect to the consummation of the transactions contemplated by this Agreement and to the extent any exemptions from such taxes are available Buyer and BFC shall cooperate to prepare any certificates or other documents necessary to claim such exemptions.

     11.4 Further Assurances; Asset Returns.
          ---------------------------------

     Upon request from time to time, BFC shall execute or cause BFC Investments to execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, in the reasonable opinion of counsel for Buyer, to perfect or record the title of Buyer, or any successor of Buyer, to the Assets transferred or to be transferred under this Agreement, or to aid in the prosecution, defense, or other litigation of any rights arising from said transfer (provided that Buyer shall reimburse BFC and/or BFC Investments for all out of pocket costs and expenses resulting from any such request). In the event that Buyer receives any assets of BFC that are not intended to be transferred pursuant to the terms of this Agreement, whether or not related to the Business, Buyer agrees to promptly return such assets to BFC at BFC's expense.

     11.5 Other Covenants.
          ---------------

     To the extent that any consents needed to assign to Buyer any of the Assets have not been obtained on or prior to the Closing Date this Agreement shall not constitute an assignment or attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any such consent shall not be obtained on or prior to the Closing Date, then (i) BFC and Buyer, if required under applicable law, shall use their reasonable efforts in good faith to obtain such consent as promptly as practicable thereafter and (ii) if in the reasonable judgment of Buyer such consent may not be obtained, the parties shall use reasonable efforts in good faith to cooperate, and to cause each of their respective affiliates to cooperate, in any lawful arrangement designed to provide for Buyer the benefits under any such Assets.

     11.6 Expenses.
          --------

     Subject to Section 11.3, BFC and Buyer shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with the origination, negotiation, execution and performance of this Agreement and the agreements relating to Buyer's financing arrangements in connection herewith, except that (i) Buyer shall be responsible for the payment of any filing fee under the Hart-Scott Act and (ii) BFC shall pay one-half of the amount paid by Buyer to obtain title commitments and surveys relating to the BFC Owned Properties provided, that BFC shall not be required to pay more than
                     --------
$40,000 pursuant to this clause (ii) and BFC shall have no liability under this clause (ii) unless the title insurance order is placed with a title company (the "Title Company") through a title agent recommended by BFC.
 -------------

     11.7 Non-Assignability.
          -----------------

     This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void, provided, that Buyer may assign its rights hereunder to
                        --------  ----
an affiliate and to any party providing financing in connection with the transactions contemplated hereby, provided, further, that no such assignment
                                  --------  -------
shall relieve Buyer of any of its obligations hereunder.

     11.8 Amendment; Waiver.
          -----------------

     This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.9 Schedules and Exhibits.
          ----------------------

     All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement. All statements contained in schedules, exhibits, certificates and other instruments attached hereto or delivered or furnished on behalf of BFC and BFC Investments pursuant hereto or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by BFC. Any fact or item which is clearly disclosed on any Schedule or Exhibit to this Agreement or in the Financial Statements in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or to the information called for by another Schedule or other Schedules (or Exhibit or other Exhibits) to this Agreement readily apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other Schedule or Schedules (or Exhibit or Exhibits), as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any Schedule or Exhibit hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

     11.10 Third Parties.
           -------------

     Except as provided in Section 5.22, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

     11.11 Governing Law.
           -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except for the BFC Real Property which shall be governed by the laws of the jurisdictions where such properties are located.

     11.12 Consent to Jurisdiction.
           -----------------------

     Each of the parties hereto, irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 11.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     11.13 Certain Definitions.
           -------------------

     For purposes of this Agreement, the term:

               (i)   "affiliate" of a person means a person that directly or
                      ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

               (ii)  "person" means an individual, corporation, partnership,
                      ------
     association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

               (iii) "subsidiary" or "subsidiaries" of Buyer, BFC or any
                      ----------      ------------
     other person means any corporation, partnership, joint venture or other legal entity of which Buyer, BFC or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

               (iv)  "the knowledge of" or "the best knowledge of" a party
                      ----------------      ---------------------
     hereto when modifying any representation and warranty shall mean that such party has no knowledge that such representation and warranty is not true and correct to the same extent as provided in the applicable representation and warranty, and that:

               (A) such party has made appropriate investigations and inquiries of its officers and responsible employees; and

               (B) nothing has come to its attention in the course of such investigation and inquiries or otherwise which would cause such party, in the exercise of due diligence, to believe that such representation and warranty is not true and correct in all material respects.

     BFC shall be deemed to have satisfied the requirements of Subsection 11.13(iv) above by making appropriate investigations and inquiries of the officers and employees of BFC and BFC Investments listed on Schedule 11.13, and
                                                            --------------
no knowledge of any other officer or employee of BFC or BFC Investments shall be imputed to the persons listed on Schedule 11.13 or to BFC.
                                 --------------

     11.14 Entire Agreement.
           ----------------

     This Agreement, and the Schedules and Exhibits hereto set forth the entire understanding of the parties hereto and no modifications or amendments to this Agreement shall be binding on the parties unless in writing and signed by the party or parties to be bound by such modification or amendment.

     11.15 Specific Performance.
           --------------------

     The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     11.16 Section Headings; Table of Contents.
           -----------------------------------

     The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11.17 Severability.
           ------------

     If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     11.18 Counterparts.
           ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              BORDEN FOODS CORPORATION

                              By: /s/ Nancy G. Brown
                                  ----------------------------------
                                  Name:  Nancy G. Brown
                                  Title: Vice President, General
                                         Counsel and Secretary

                              EAGLE FAMILY FOODS, INC.

                              By: /s/ John O'C Nugent
                                  -------------------------------------
                                  Name: John O'C Nugent
                                  Title:President and Chief Executive Officer

The undersigned joins in this Agreement for purposes of Sections 1.1(b), 1.2(b), 1.3(b), 1.4, 1.5, 2.1, 5.4, 5.6, 6.2, 7.3 and 11.4 hereunder.

                              BFC INVESTMENTS, L.P.
                              By: Borden Foods Corporation, its
                                  General Partner


                              By: /s/  Phyllis R. Yeatman
                                  --------------------------------------
                                  Name:  Phyllis R. Yeatman
                                  Title:  Assistant Secretary